UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Internap Network Services Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 7, 2008

Dear Internap Stockholder:

I am pleased to invite you to Internap Network Services Corporation’s 2008 annual meeting of stockholders. This year’s meeting will be held on Thursday, June 19, 2008, at 10:00 a.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia 30303. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. A copy of our 2007 Annual Report to Stockholders is also enclosed.

Whether or not you plan to attend the annual meeting, we hope you will have your shares represented by marking, signing, dating, and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. If you return your signed proxy but no voting instructions are given, your shares will be voted for each of the proposals discussed in the attached Notice of Annual Meeting and Proxy Statement. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy and voting instructions so that your vote will be counted if you later decide not to attend the meeting.

Very truly yours,

James P. DeBlasio President and Chief Executive Officer

INTERNAP NETWORK SERVICES CORPORATION

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2008

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders of Internap Network Services Corporation, a Delaware corporation, will be held on Thursday, June 19, 2008, at 10:00 a.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia 30303, for the following purposes:

1.	To elect three Directors for a term expiring at the 2011 annual meeting and one Director for a term expiring at the 2010 annual meeting;

2.	To amend the Certificate of Incorporation;

3.	To increase the number of shares available for issuance pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan by four million shares;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2008; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice and incorporated by reference herein.

The Board of Directors has fixed the close of business on April 21, 2008 as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting shall be open for the examination of any stockholder, for any purpose relevant to the annual meeting, during ordinary business hours, for a period of at least ten days prior to the annual meeting at our principal executive offices at 250 Williams Street, Suite E-100, Atlanta, Georgia 30303.

By order of the Board of Directors,

Richard Dobb Corporate Secretary

Atlanta, Georgia
May 7, 2008

Your vote is important. Whether or not you expect to attend the annual meeting, please read the attached proxy statement and then promptly complete, date, sign, and return the enclosed proxy card in order to ensure your representation at the annual meeting. A return envelope, which is postage prepaid if mailed in the United States, is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain from such broker, bank or other nominee a proxy card issued in your name. Contact your broker, bank or other nominee for instructions.

INTERNAP NETWORK SERVICES CORPORATION
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2008

INFORMATION ABOUT THE ANNUAL MEETING

Our Board of Directors is soliciting proxies for use at our 2008 annual meeting of stockholders to be held on Thursday, June 19, 2008, at 10:00 a.m., Eastern Time, or at any adjournment or postponement thereof. The annual meeting will be held at 250 Williams Street, Atlanta, Georgia 30303. When used in this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “Internap” refer to Internap Network Services Corporation.

A copy of our 2007 Annual Report to Stockholders accompanies this proxy statement. Additional copies of the 2007 Annual Report to Stockholders, along with copies of our 2007 Annual Report on Form 10-K/A, including financial statements and financial statement schedules (but not including documents incorporated by reference) are available to any stockholder without charge upon written request to:

Internap Network Services Corporation
Attention: Corporate Secretary
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

You may also obtain our 2007 Annual Report on Form 10-K/A over the Internet at the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov, or at our website, www.internap.com.

This proxy statement and form of proxy card are first being sent or given to stockholders on or about May 15, 2008.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

The Board of Directors has set April 21, 2008 as the record date for the annual meeting. Only holders of record of our common stock at the close of business on this date will be entitled to notice of, and to vote at, the annual meeting. As of the record date, we had outstanding and entitled to vote 50,419,895 shares of common stock. Each holder of record of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

Matters Submitted to Stockholders for a Vote

You are being asked to vote on the following proposals:

1.	To elect three Directors for a term expiring at the 2011 annual meeting and one Director for a term expiring at the 2010 annual meeting;

2.	To amend the Certificate of Incorporation;

3.	To increase the number of shares available for issuance pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan by four million shares;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2008; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

 No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

Quorum

In order for us to conduct the annual meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock as of the record date must be present, in person or by proxy, at the meeting.

Vote Required

Election of Directors. Stockholders may vote “For” all nominees, “Withhold” their votes as to all nominees or “Withhold” their votes as to specific nominees. The person receiving the highest number of votes for election as a Director with a term expiring at the 2010 annual meeting and the three persons receiving the highest number of votes for election as a Director with a term expiring at the 2011 annual meeting will be elected, which is called a “plurality.” Abstentions will be counted in determining whether a quorum is present but will have no other effect on the election of Directors.

Amendment to the Certificate of Incorporation. Stockholders may vote “For” the proposal, “Against” the proposal or “Abstain.” The vote required to approve the amendment to the certificate of incorporation is the affirmative vote of a majority of the shares of our common stock that are outstanding. Abstentions and broker non-votes will not be voted, although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect in determining the outcome of the vote on this proposal.

Increase the Number of Shares Available for Issuance Pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan. Stockholders may vote “For” the proposal, “Against” the proposal or “Abstain.” The vote required to approve the increase of number of shares available for issuance pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan is the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will not be voted, although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect in determining the outcome of the vote on this proposal.

Ratification of the Auditors. Stockholders may vote “For” the proposal, “Against” the proposal or “Abstain.” The vote required to approve the ratification of the appointment of our independent registered public accounting firm is the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will not be voted, although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect in determining the outcome of the vote on this proposal.

Failure to Vote

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under the rules of the NASDAQ Global Market, which we refer to as “NASDAQ,” member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote on the election of directors and on certain other routine matters under NASDAQ rules. On non-routine matters, if the brokerage firm has not received voting instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting. The proposal for the election of Directors and the ratification of the appointment of our independent registered public accounting firm are routine. The proposal to amend our certificate of incorporation and the proposal to increase the number of shares reserved for issuance under the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan are non-routine.  Accordingly, brokers that do not receive instructions will be entitled to vote on the election of Directors and the ratification of the appointment of our independent registered public accounting firm at the annual meeting, but may not vote for the proposal to amend our certificate of incorporation or the proposal to increase the number of shares reserved for issuance pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan.

How to Vote

You may vote by mail. You may vote by mail by signing your proxy card and mailing it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “For” each of the proposals described in this proxy statement.

You may vote by the Internet. Detailed instructions on how to vote by the Internet are set forth below.

•
For shares registered in your name —As a stockholder of record, you may go to www.proxyvote.com to grant a proxy to vote your shares via the Internet. You will be required to provide your number and control number contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

•
For shares registered in the name of a broker or bank —If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedures for voting your shares.

•
General information for all shares voted via the Internet —We must receive votes submitted via the Internet by 11:59 p.m., Eastern Time, on June 18, 2008. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

You may also vote by phone. You may vote by phone by using a touch-tone telephone and calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions.

You may also vote in person at the annual meeting. Written ballots will be given to anyone who wants to vote at the annual meeting. If you hold your shares in “street name,” you will need to obtain a proxy from the broker or bank that holds your shares in order to vote at the annual meeting.

Revocability of Proxies

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

1.	giving written notice to the Corporate Secretary, Internap Network Services Corporation, at 250 Williams Street, Suite E-100, Atlanta, Georgia 30303;

2.	executing and delivering to the Corporate Secretary a proxy card bearing a later date; or

3.	voting in person at the annual meeting.

Cost of this Proxy

We will bear the entire cost of solicitation of proxies, including the costs of preparing, assembling, printing, and mailing this proxy statement, the proxy card and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We may also solicit proxies by telephone, facsimile or personal solicitation by our Directors, officers or other regular employees. We will not pay any additional compensation to Directors, officers or other regular employees for such services. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies at an initial anticipated cost of approximately $10,000 plus reasonable out-of-pocket expenses.

Other Matters that May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of 2008 Annual Meeting of Stockholders that may properly come before the annual meeting. If, however, any other matters should be properly presented for consideration and voting at the annual meeting or any adjournments or postponements thereof, the accompanying proxy gives discretionary authority to the persons named as proxies on the proxy card to vote the shares represented by all valid proxy cards with respect to such other matters. Those persons intend to vote that proxy in accordance with their best judgment.

PROPOSAL 1—ELECTION OF DIRECTORS

Under our certificate of incorporation, as amended, the size of our Board of Directors is set at no less than five (5) nor more than nine (9) members, with the specific number set by resolutions of our Board of Directors. The Board is divided into three classes, with the Directors in each class serving a three-year term. Our Board of Directors currently consists of eight members.

The terms of the three Directors in Class III, Eugene Eidenberg, William Harding and Daniel Stanzione, will expire at the annual meeting.  In addition, the term of Gary Pfeiffer, a Class II Director, will expire at the annual meeting. The Board of Directors appointed Mr. Pfeiffer as a Class II Director in August 2007 to fill a vacancy on the Board of Directors.  In accordance with Delaware law and our bylaws, Directors elected by the Board to fill newly-created directorships or to fill vacancies on the Board may only serve until the annual meeting of stockholders immediately following the appointment. For this reason, Mr. Pfeiffer, whose term does not otherwise expire until 2010, is being put forward to our stockholders for a vote.

Based upon the recommendation of the Nominations and Governance Committee, the Board of Directors has nominated each of Dr. Eidenberg, Dr. Harding and Dr. Stanzione for election as Class III Directors for a term expiring at the 2011 annual meeting of stockholders and Mr. Pfeiffer for election as a Class II Director for a term expiring at the 2010 annual meeting of stockholders and until their successors have been qualified, or until their earlier death, resignation or removal. Each of the nominees has agreed to serve if elected, and the Board of Directors has no reason to believe they will be unable to serve. If any nominee for Director is unable to serve, the persons named in the proxy may vote for a substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. EIDENBERG, DR. HARDING AND DR. STANZIONE AS DIRECTORS TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND “FOR” THE ELECTION OF MR. PFEIFFER AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS.

Set forth below is information about the Director nominees and about the incumbent Directors whose terms will expire in 2009 and 2010.

Nominees for a Term Expiring in 2011 (Class III)

Eugene Eidenberg, 68, has served as a Director since November 1997 and non-executive chairman of our Board of Directors since April 2002. From November 1997 until April 2002, Dr. Eidenberg was the chairman of the Board of Directors. From July 2001 until April 2002, Dr. Eidenberg served as our chief executive officer. Dr. Eidenberg has been a Strategic Advisor of Granite Venture Associates LLC, an early-stage high tech venture capital firm, since 2005, after co-founding the firm and serving as a Managing Director from 1999 until 2005. He has served as a Principal of Hambrecht & Quist Venture Associates, an early-stage high tech venture capital firm, since 1998 and was an advisory director at the San Francisco investment-banking firm of Hambrecht & Quist from 1995 to 1998. Dr. Eidenberg served for 12 years in a number of senior management positions with MCI Communications Corporation. His positions at MCI included Senior Vice President for Regulatory and Public Policy, President of MCI’s Pacific Division, Executive Vice President for Strategic Planning and Corporate Development and Executive Vice President for MCI’s international businesses. Dr. Eidenberg was Secretary to the Cabinet and Assistant to the President during the Carter Administration. Dr. Eidenberg is currently a director of several private companies. Dr. Eidenberg holds a Ph.D. and a M.A. degree from Northwestern University and a B.A. degree from the University of Wisconsin.

William J. Harding, 60, is currently a Managing Director of VantagePoint Venture Partners since October 2007.  Dr. Harding served as a Managing Member of Morgan Stanley Venture Partners III, LLC since 1997 and a Managing Director of Morgan Stanley & Co., Inc. from 1999 until October 2007. He joined Morgan Stanley & Co., Inc. in October 1994. Dr. Harding is currently a director of Aviza Technology, Inc. and several private companies. Prior to joining Morgan Stanley, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. Previously, Dr. Harding was associated with Amdahl Corporation from 1976 to 1985, serving in various technical and business development roles. Prior to Amdahl, Dr. Harding held several technical positions with Honeywell Information Systems. Dr. Harding holds a B.S. degree in Engineering Mathematics and a M.S. degree in Systems Engineering from the University of Arizona and a Ph.D. in Engineering from Arizona State University. Dr. Harding also served as an officer in the Military Intelligence Branch of the United States Army Reserve.

Daniel C. Stanzione, 62, has served as a Director since October 2004. Dr. Stanzione retired from Lucent Technologies in 2000 where he served as Chief Operating Officer and President of Bell Laboratories. At Lucent’s formation in 1995, Dr. Stanzione was President of Network Systems, Lucent’s business unit that sold products and services to telecommunication service providers around the world. Dr. Stanzione is currently a director of Quest Diagnostics Inc., a public company, and Telecordia, a private company. Dr. Stanzione is currently a consultant and serves on the Network Advisory Board at Accenture. Dr. Stanzione holds a B.S. degree in Electrical Engineering, a M.S. degree in Environmental Systems Engineering and a Ph. D. in Electrical and Computer Engineering, all from Clemson University.

Nominee for a Term Expiring in 2010 (Class II)

    Gary Pfeiffer, 58, joined Delaware-based E. I. du Pont de Nemours and Company, in 1974, where he held numerous positions in finance and international operations in several DuPont divisions. He served as Senior Vice President and Chief Financial Officer of the company from 1997 to 2006. Currently a member of the Board of Directors of The Talbots, Inc., Mr. Pfeiffer serves as Presiding Director, Chairperson of the Compensation Committee, and is also a member of the Audit Committee. He also serves as a Director of Quest Diagnostics, Inc. where he chairs the Audit and Finance Committee and is a member of the Compensation Committee, Governance Committee and Executive Committee.

Incumbent Directors Whose Terms Will Expire in 2010 (Class II)

James DeBlasio, 52, was appointed as Internap’s President and Chief Executive Officer in November 2005, after serving as President and Chief Operating Officer of Internap from September 2005 until November 2005. Mr. DeBlasio has served as a Director of Internap since July 2003. He also previously served as Chairman of the Audit Committee and member of the Nominations and Governance Committee of Internap’s Board of Directors, until he resigned from these committee appointments upon commencing employment as the Company’s President and Chief Operating Officer in September 2005. From 2003 until September 2005, Mr. DeBlasio served as Financial Vice President of the wireline and wireless product portfolio of Lucent Technologies, a network communications equipment provider. Prior to that, from 2002 to 2003, he was Financial Vice President for Lucent’s Mobility Solutions Group. He served as Financial Vice President—Corporate Planning and Analysis for Lucent from 2001 to 2002, as Chief Financial Officer of Lucent’s Optical Networking Group from 2000 to 2001 and as Financial Vice President and Chief Financial Officer of Lucent’s Wireless Networks Group from 1997 to 2000. Mr. DeBlasio holds a M.B.A degree in Finance and Financial Portfolio Analysis from Seton Hall University and a B.S. degree in Industrial Management from Villanova University.

Kevin L. Ober, 47, has served as a Director of Internap since October 1997 and is a Managing Partner of Divergent Venture Partners. Mr. Ober currently leads Divergent’s investment in Plaint Technology. Prior to Divergent, he spent seven years with Vulcan Ventures, a national venture capital firm owned by Paul Allen, co-founder of Microsoft Corporation. While with Vulcan, he led investments in Internet infrastructure companies such as Nexabit Networks, Wavtrace and Net Perceptions, as well as Internap. Other investments included Command Audio, Capstone Turbine, Colorado Micro Displays, ShareWave, Terastor, and Netschools. Prior to working at Vulcan Ventures, Mr. Ober served in various positions at Conner Peripherals, Inc., a computer hard disk drive manufacturer in San Jose California. He holds a B.S. degree in Business Administration from St. John’s University and a M.B.A. degree from Santa Clara University.

Incumbent Directors Whose Terms Will Expire in 2009 (Class I)

    Charles B. Coe, 60, has served as a Director since July 2003. Mr. Coe is a 28-year veteran of the telecommunications industry, including 15 years with BellSouth. During his tenure at BellSouth, he served as President of BellSouth Network Services, President of BellSouth Telecommunications, President of BellSouth International, and Group President of Customer Operations for BellSouth Telecommunications. Previously, Mr. Coe had served in various management positions with AT&T Communications and American Telesystems Corporation. Mr. Cole is currently a director of Dycom Industries, Inc. Mr. Coe holds a M.B.A. degree from Georgia State University and a B.S. degree from The Citadel.

Patricia L. Higgins, 58, has served as a Director since December 2004. Ms. Higgins has nearly 30 years of experience in the telecommunications industry. Ms. Higgins is the former President, CEO, and a Board member of Switch & Data Facilities Company, Inc., a leading provider of neutral interconnection and collocation services. Until 2000, Ms. Higgins served as Chairman and CEO of The Research Board, a premier consulting and research services company for information technology. Prior to 1999, Ms. Higgins was the CIO of Alcoa Inc. and also held senior management positions at UNISYS Corporation, Verizon (NYNEX) and AT&T Inc. Ms. Higgins currently serves on the Board of Directors of The Travelers Companies, Inc., Visteon Corporation and Barnes and Noble, Inc. Ms. Higgins holds a B.A. degree from Montclair State University and attended Harvard Business School’s Advanced Management Program.

Family Relationships

No family relationships exist among any of our Directors or executive officers.

Agreements to Elect Directors

No agreements exist to elect any of our Directors.

CORPORATE GOVERNANCE

Board of Directors’ Committees and Meetings

The Board of Directors conducts its business through meetings and it may take action by unanimous written consent of the full Board, but only in rare instances following fulsome consideration and discussion of the issues presented, and through three standing committees of the Board, which are an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. The Board of Directors has adopted a charter for each of these committees that can be found on our website at www.internap.com.

During the fiscal year ended December 31, 2007, the Board of Directors held nine meetings, the Audit Committee held 11 meetings, the Compensation Committee held nine meetings, and the Nominations and Governance Committee held six meetings. During the fiscal year ended December 31, 2007, each member of our Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a Director or committee member.

We have not adopted a formal policy regarding Director attendance at our annual meetings. We, however, strongly encourage all Directors to attend the annual meeting.  Each of our Directors, who was a Director at the time of our 2007 annual meeting, was in attendance at the 2007 annual meeting of stockholders.

The Board of Directors has affirmatively determined that each current non-employee Director is an “independent director” as that term is defined under NASDAQ rules and regulations. Mr. DeBlasio, the President and Chief Executive Officer, is not an independent Director because of his employment by the Company. Mr. DeBlasio does not participate in any action of the Board or the Compensation Committee related to his compensation.

Audit Committee. The Audit Committee is composed of Dr. Harding, Ms. Higgins, Mr. Ober, and Mr. Pfeiffer. Ms. Higgins is the Chair of the Audit Committee. The Audit Committee is responsible for, among other things:

•	directly appointing our independent registered public accountants;

•	discussing with our independent registered public accountants their independence from management;

•	reviewing with our independent registered public accountants the scope and results of their audit;

•	approving all audit services and pre-approving all permissible non-audit services to be performed by the independent registered public accountants;

•	overseeing the financial reporting process and discussing with management and our independent registered public accountants the interim and annual financial statements that we file with the SEC; and

•	reviewing and monitoring our accounting principles, policies and financial and accounting controls.

All committee members are independent as defined in applicable NASDAQ rules. The Board of Directors has determined that Ms. Higgins, the current committee Chair, qualifies as an audit committee financial expert within the meaning of NASDAQ rules and regulations.

Compensation Committee. The Compensation Committee consists of Mr. Coe, Ms. Higgins, Mr. Pfeiffer, and Dr. Stanzione. Mr. Harman was a member of the Compensation Committee prior to his resignation on March 15, 2007. Mr. Coe currently serves as Chair of the Compensation Committee. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all our officers and establishes and reviews general policies relating to compensation and benefits for our employees. All committee members are independent as defined in applicable NASDAQ rules.

Nominations and Governance Committee. The Nominations and Governance Committee consists of Doctors Stanzione and Eidenberg, Mr. Coe, and Ms. Higgins. Dr. Stanzione currently serves as Chair of the Nominations and Governance Committee. The Nominations and Governance Committee is responsible for assisting the Board of Directors in identifying and attracting highly qualified individuals to serve as Directors and selecting Director nominees and recommending them to the Board for election at annual meetings of stockholders. Each member of the Nominations and Governance Committee is independent as defined in applicable NASDAQ rules. The Nominations and Governance Committee is also responsible for monitoring significant developments in the regulation and practice of corporate governance and the duties and responsibilities of directors generally, evaluating and administering the Corporate Governance Guidelines of the Company and recommending changes to the Board and periodically reviewing the Company’s governance structure.

Selection of Director Nominees

General Criteria and Process. The policy of the Nominations and Governance Committee is to consider candidates for Board membership received by Nominations and Governance Committee members, other Board members, management, the Company’s stockholders, third party search firms, and any other appropriate sources. In identifying and evaluating Director candidates, the Nominations and Governance Committee has not set specific criteria for Directors. Under its committee charter, the Nominations and Governance Committee is responsible for determining desired skills and attributes and may consider strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board. The Nominations and Governance Committee may retain a third party search firm to identify Director candidates and has sole authority to select the search firm and approve the terms and fees of any Director search engagement.

Stockholder Nominations. Stockholders who wish to recommend nominees for consideration by the Nominations and Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual for the committee to consider the recommended nominee, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominations and Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to Internap Network Services Corporation, Attn: Corporate Secretary, at 250 Williams Street, Suite E-100, Atlanta, Georgia 30303.

In addition, stockholders may nominate Directors for election without consideration by the Nominations and Governance Committee. Any stockholder of record may nominate an individual by following the procedures and deadlines set forth in the “Stockholders’ Proposals for 2009 Annual Meeting” section of this proxy statement and by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws, a stockholder is eligible to submit a stockholder proposal if the stockholder is of record and entitled to vote at the annual meeting. The stockholder also must provide timely notice of the proposal to us. To be timely, the stockholder must provide advance notice not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting.

As of December 31, 2007, the Nominations and Governance Committee had not received a recommended nominee from any stockholder or group of stockholders that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.

Compensation of Directors

We discuss the compensation of our Directors in the section “Compensation Discussion and Analysis.”

Stockholder Communications with the Board of Directors

The Board of Directors has a policy and process to facilitate stockholder communications with Directors. Stockholders who wish to communicate directly with the Board of Directors may do so by writing to Internap Network Services Corporation, 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, Attn: Corporate Secretary or by sending electronic mail to boardofdirectors@internap.com.

The Corporate Secretary will forward all communications received without reviewing or editing them. The Chairman of the Board of Directors, or the other Director to whom your communication is addressed, if other than the Board, will decide whether and how to respond to your communication. Such person may consult with the Corporate Secretary regarding his or her response.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of common stock as of March 25, 2008 for:

•	our Directors and Director nominees;

•
our principal executive officer, our principal accounting officer, our three most highly compensated named executive officers other than the principal executive officer and principal accounting officer as of December 31, 2007, and one individual who would have been the principal financial officer had he been an executive officer as of December 31, 2007;

•	our Directors, Director nominees and executive officers as a group; and

•	each stockholder who holds more than a 5% interest in our outstanding common stock.

Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and disposition power.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 25, 2008 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person.

The percentage of common stock beneficially owned is based on 50,249,871 shares of our common stock outstanding at March 25, 2008.

The address for those individuals for which an address is not otherwise indicated is: c/o Internap Network Services Corporation, 250 Williams Street, Atlanta, Georgia 30303.

	Common Stock Beneficially Owned
	Number of Shares	Percent of Class
Tamara Augustyn (1)	36,751	*
David A. Buckel (2)	--	--
Charles B. Coe (3)	53,500	*
James P. DeBlasio (4)	681,323	*
Richard Dobb (5)	66,235	*
Eugene Eidenberg (6)	242,656	*
Franklin Resources, Inc. (7)	3,696,290	7.4%
William J. Harding (8)	24,783	*
Patricia L. Higgins (9)	41,229	*
Integral Capital Management VII, LLC, Integral Capital Management VIII, LLC and ICP Absolute Return Management, LLC (10)	2,999,000	6.0%
Phil Kaplan (11)	437,862	*
Kornitzer Capital Management, Inc. (12)	3,736,800	7.4%
Vince Molinaro (13)	194,771	*
Kevin L. Ober (14)	23,500	*
Gary Pfeiffer (15)	12,500	*
Daniel C. Stanzione (16)	45,500	*
All Directors and executive officers as a group (13 persons)	1,860,610	3.7%

* Less than 1%.
(1)
Consists of 3,980 shares of restricted common stock awarded on March 20, 2008 that vest in 16 quarterly installments, 7,500 shares of restricted common stock awarded on March 15, 2007 that vest in 16 quarterly installments, 10,000 shares of restricted common stock awarded on February 27, 2006 of which 12.5% vest every six months, and options to purchase 15,271 shares of common stock that are vested and exercisable or that will vest within 60 days.

(2)	Mr. Buckel resigned his position as Vice President and Chief Financial Officer on November 19, 2007.
(3)
Consists of 15,000 shares of common stock, 2,500 shares of restricted common stock awarded on June 22, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Mr. Coe is a Director of the Company on such date, and options to purchase 36,000 shares of common stock that are vested and exercisable.

(4)
Consists of: (i) 5,000 shares purchased in the open market; (ii) 100,000 shares of restricted stock of which 50,000 vested on September 30, 2006 and 17,325 shares were withheld to cover taxes, 16,667 vested on September 30, 2007 with 16,667 shares to vest on September 30, 2008 and 16,666 shares to vest on September 30, 2009, provided that Mr. DeBlasio is employed by the Company on such vesting dates.  Thus far, Mr. DeBlasio has sold 27,000 shares in accordance with his 10b-5 plan; (iii) 125,000 shares of restricted stock that vest in a series of 16 quarterly installments at the end of each calendar quarter beginning with the second quarter of 2007 provided that Mr. DeBlasio is employed by the Company at the end of such quarter; (iv) 149,776 shares of restricted common stock awarded on March 20, 2008, half of which are time-based and half are performance-based vesting. The time-based portion vests in 16 equal quarterly installments. The performance-based portion vests in increments of one-third beginning on the first anniversary of the grant date if the Company achieves revenue and EBITDA levels established by the Board. The Company will either meet or not meet both goals in a given year. With respect to all shares of performance-based restricted  stock that do not vest during any of the three years, 50% of such shares will vest on the fourth anniversary of the date of the grant. The vesting of any restricted stock (including both time-based and performance-based) is subject to Mr. DeBlasio being an employee in good standing on the date of vesting; (v) 4,372 shares awarded on March 15, 2008; and (vi) and options to purchase 341,500 shares of common stock that are vested and exercisable or that will vest within 60 days.

(5)
Consists of 30,000 shares of restricted common stock awarded on April 23, 2007 and 25% of the award vests on the anniversary of grant, provided that Mr. Dobb is employed by the Company on that date, 1,628 shares awarded on March 15, 2008 that are fully vested, and 34,607 shares of restricted common stock awarded on March 20, 2008, half of which are time-based and half are performance-based vesting. The time-based portion vests in 16 equal quarterly installments. The performance-based portion vests in increments of one-third beginning on the first anniversary of the grant date if the Company achieves revenue and EBITDA levels established by the Board. The Company will either meet or not meet both goals in a given year. With respect to all shares of performance-based restricted  stock that do not vest during any of the three years, 50% of such shares will vest on the fourth anniversary of the date of the grant. The vesting of any restricted stock (including both time-based and performance-based) is subject to Mr. Dobb being an employee in good standing on the date of vesting.

(6)
Consists of the 2,500 shares of restricted common stock awarded on June 22, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Dr. Eidenberg is a Director of the Company on such date, 236 shares of common stock held by Mr. Eidenberg, 45,556 shares of common stock held by Mr. Eidenberg, as trustee of the Eugene Eidenberg Trust dated 9/97, 2,799 shares of common stock held by Eugene Eidenberg, as trustee of the Anna M. Chavez Educational Trust, 40,000 shares of common stock held by the Eugene Eidenberg Grantor Retained Annuity Trust, 8,566 shares held by Anna M. Chavez, and options to purchase 142,999 shares of common stock that are vested and exercisable.

(7)	As of December 31, 2007. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.
(8)
Dr. Harding retired from Morgan Stanley Venture Partners III, LLC and Morgan Stanley & Co., Inc. in 2007.  He assigned all of his equity compensation received while serving on our Board of Directors to Morgan Stanley, which consists of 2,500 shares of restricted common stock and options to purchase 27,000 shares of common stock that are vested and exercisable.  Dr. Harding disclaims beneficial ownership in all such shares. Because Dr. Harding has retired from Morgan Stanley, such shares are excluded from the table above.

(9)
Consists of 4,729 shares of common stock, 2,500 shares of restricted common stock awarded on June 22, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Ms. Higgins is a Director of the Company on such date, and options to purchase 34,000 shares of common stock that are vested and exercisable.

(10)	As of January 4, 2008. The address is 3000 Sand Hill Road, Building 3, Suite 240, Menlo Park, California 94025.
(11)
Consists of 329,321 shares owned by Mr. Kaplan’s family trust, options to purchase 74,493 shares of common stock that are vested and exercisable or that will vest within 60 days and 34,048 shares of restricted common stock awarded on March 20, 2008, half of which are time-based and half are performance-based vesting. The time-based portion vests in 16 equal quarterly installments. The performance-based portion vests in increments of one-third beginning on the first anniversary of the grant date if the Company achieves revenue and EBITDA levels established by the Board. The Company will either meet or not meet both goals in a given year. With respect to all shares of performance-based restricted  stock that do not vest during any of the three years, 50% of such shares will vest on the fourth anniversary of the date of the grant. The vesting of any restricted stock (including both time-based and performance-based) is subject to Mr. Kaplan being an employee in good standing on the date of vesting.

(12)	As of December 31, 2007. The address is 5420 West 61st Place, Shawnee Mission, Kansas 66205.
(13)
Consists of 125,000 shares of restricted common stock awarded on April 24, 2007 of which 25% of the award vests on the anniversary of grant, provided that Mr. Molinaro is employed by the Company on that date and 69,771 shares of restricted common stock awarded on March 20, 2008, half of which are time-based and half are performance-based vesting. The time-based portion vests in 16 equal quarterly installments. The performance-based portion vests in increments of one-third beginning on the first anniversary of the grant date if the Company achieves revenue and EBITDA levels established by the Board. The Company will either meet or not meet both goals in a given year. With respect to all shares of performance-based restricted stock that do not vest during any of the three years, 50% of such shares will vest on the fourth anniversary of the date of the grant. The vesting of any restricted stock (including both time-based and performance-based) is subject to Mr. Molinaro being an employee in good standing on the date of vesting.  Mr. Molinaro resigned his position as Chief Operating Officer on April 7, 2008 and plans to remain an employee through June 30, 2008.

(14)
Consists of 2,500 shares of restricted common stock awarded on June 22, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Mr. Ober is a Director of the Company on such date, and options to purchase 21,000 shares of common stock that are vested and exercisable.

(15)
Consists of 12,500 shares of restricted common stock awarded on August 21, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Mr. Pfeiffer is a Director of the Company on such date.

(16)
Consists of 9,000 shares purchased in the open market, 2,500 shares of restricted common stock awarded on June 22, 2007 one-third of which vest on each of the first, second and third anniversary of the grant date, provided Dr. Stanzione  is a Director of the Company on such date, and options to purchase 34,000 shares of common stock that are vested and exercisable.

EXECUTIVE OFFICERS

Executive Officers

In addition to Mr. DeBlasio, our President and Chief Executive Officer, whose biographical information appears under “Proposal 1—Election of Directors,” set forth below are each of our named executive officers and their ages as of December 31, 2007.

Name	Age	Position
James P. DeBlasio	52	President and Chief Executive Officer
Tamara Augustyn	38	Vice President and Principal Accounting Officer
David A. Buckel	45	Vice President and Chief Financial Officer (1)
Richard Dobb	53	Vice President and General Counsel
Phil Kaplan	41	Chief Strategy Officer
Vince Molinaro	44	Chief Operating Officer (2)

(1)	Mr. Buckel resigned his position as Vice President and Chief Financial Officer on November 19, 2007.
(2)	Mr. Molinaro resigned his position as Chief Operating Officer on April 7, 2008.

Tamara Augustyn assumed the role of the Company’s Principal Accounting Officer effective as of November 19, 2007 in addition to serving as Vice President, Finance and Chief Accountant since January 2007.  Ms. Augustyn served as the Company’s Corporate Controller and Chief Accountant from August 2006 to January 2007, and prior to that time, as the Company’s Operational Controller since June 2004. Before she joined the Company in June 2004, Ms. Augustyn held a number of positions with American Tower Corporation from June 1999 to January 2004, most recently as the Director of Finance for one of its wholly-owned subsidiaries, Galaxy Engineering Services, which was acquired by Incode Telecom Group in August of 2003.  Ms. Augustyn worked in Internal Audit at Fluor Corporation from 1997 to 1999 and began her career in the audit department of Dixon Hughes PLLC.  Ms. Augustyn has a B.S. degree in Business from Wake Forest University and is a certified public accountant.

David A. Buckel served as the Company’s Vice President and Chief Financial Officer from May 2004 to November 2007, after serving as Financial Vice President from October 2003 until May 2004. Mr. Buckel also previously served as an Investor Relations consultant with the Company from July 2003 until October 2003. From November 2002 to July 2003, he served as Senior Manager and President of AJC Finance & Market Group, a financial consulting firm. Prior to that, Mr. Buckel was Senior Vice President and Chief Financial Officer for two NASDAQ-listed companies, Web.com, which was formerly known as Interland Corporation, a provider of applications and web hosting and consulting services from March 2001 through November 2002, and Applied Theory Corporation, a provider of hosting, software development and Internet connectivity products, from July 1995 through March 2001. Mr. Buckel, a Certified Management Accountant, holds a B.S. degree in Accounting from Canisius College and a M.B.A. degree in Finance and Operations Management from Syracuse University.

Richard Dobb has served as Vice President, General Counsel and Secretary of the Company since April 2007.  Prior to joining the Company, Mr. Dobb served as Chief Legal Officer and Corporate Secretary for S1 Corporation from 2001 - 2007.  Prior to joining S1, Mr. Dobb was Vice President, General Counsel and Corporate Secretary of eShare Communications, Inc., a global provider of Web-based customer care software solutions. Mr. Dobb has also served as a senior counsel at Digital Equipment Corporation, as Chief Legal Officer of the Georgia Institute of Technology. Additionally, he was a member of the corporate finance practice at King & Spalding.   Mr. Dobb holds a B.A. from Rutgers University and J.D from the Emory University School of Law.

Philip N. Kaplan has served as Chief Strategy Officer of the Company since February 2007 when the Company acquired VitalStream Holdings, Inc., or VitalStream.  He served as president of VitalStream since November 2004, as chief operating officer and a director of VitalStream since April 2002, and as Secretary of VitalStream from April 2002 until November 2004. Mr. Kaplan served as chief operating officer, secretary and a director of VitalStream, Inc. since its inception in March 2000, which merged with VitalStream in 2002. Mr. Kaplan was also co-founder of AnaServe, Inc. where he held the position of senior vice president, secretary and treasurer from its formation in 1995 until its acquisition by Concentric Network Corporation in August 1998. Mr. Kaplan remained employed by Concentric until April 1999. Mr. Kaplan received a Bachelor of Arts degree in Economics with a minor in Russian language from the University of California, Davis.

Vincent J. Molinaro served as the Company’s Chief Operating Officer from April 2007 to April 7, 2008. From December 2006 to April 2007, Mr. Molinaro served as president of the Europe & North Region for Alcatel-Lucent. From July 2005 to December 2006, Mr. Molinaro served as president of North America Region for Lucent Technologies and led the sales, technical support and delivery teams to grow the company’s service provider business and extend its legacy products into next-generation enterprise solutions. Additionally, from December 1994 to July 2000, Mr. Molinaro lived in the Netherlands serving as vice president and chief operating officer of Lucent’s Europe, Middle East & Africa Regions. In that position, he oversaw all marketing, sales, service, support, and program management for Internet and telecommunications companies throughout the region. He was also an executive in the Data Networking Systems Group and the Applications Software Business Unit. Mr. Molinaro joined AT&T Bell Laboratories as a member of the technical staff in 1988, and then transferred to AT&T Network Systems two years later. During his tenure with AT&T he held many global roles ranging from systems engineering and product management to marketing and business development.  Mr. Molinaro holds a Bachelor of Science degree in Biomedical Engineering from Boston University and a Master of Science in Electrical Engineering from the University of Bridgeport.

Compensation Discussion and Analysis

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer, our principal accounting officer, our three other most highly compensated executive officers as of December 31, 2007, and one individual who would have been among the three most highly compensated executive officers had he been an executive officer as of December 31, 2007. We refer to these individuals as the “named executive officers.” Our discussion focuses on compensation and practices relating to 2007, our most recently completed fiscal year, and includes relevant actions we have taken thus far in 2008 that affect the compensation of our named executive officers.

We believe that the individual performance of our named executive officers can have a significant impact on our overall results. We, therefore, place considerable importance on the design and administration of our executive compensation program.

This Compensation Discussion and Analysis will outline our compensation philosophy, the administration of our policies, our use of consultants, and provide a detailed description of how and why we paid each element of the compensation plan to our named executive officers.

Philosophy

Our executive compensation program is designed to: (1) attract, motivate, reward, and retain high quality executives necessary for our leadership; (2) ensure that compensation provided to executive officers is closely aligned with our short and long-term business objectives, financial performance and strategic goals; (3) build a strong link between an individual’s performance and his or her related paid compensation; and (4) further align the interests of management with our stockholders  by providing equity incentive compensation. Our executive compensation practices are intended to provide each executive a total annual compensation that is commensurate with the executive’s responsibilities, experience and demonstrated performance and are intended to be competitive with a select group of peer companies, as well as a larger group of other technology companies.

The Company is in an industry characterized by intense competition, rapid technological change and the introduction of new products and services. Successful companies in this industry are those that achieve growth in this environment.  Our compensation program reflects our commitment to growth and increasing stockholder value by providing for bonuses and equity awards only when the Company has achieved certain levels of growth.  For example, the bonuses received by our named executive officers in 2007 for performance in 2006 were the first such bonuses awarded by the Company and coincided with the Company’s unprecedented financial performance.

Determination Process

The Compensation Committee, or the Committee, oversees the establishment of executive compensation policies and programs consistent with our corporate objectives and stockholder interests, as well as reviews the general policies relating to the compensation and benefits for all of our employees. The Board of Directors determines the Committee’s membership. All members of the Committee are independent Directors under NASDAQ rules. The Committee meets at scheduled times during the year, and it may take action by unanimous written consent, but only in rare instances following fulsome consideration and discussion of the issues presented. The Chair of the Committee reports on Committee actions and recommendations at meetings of the full Board of Directors. The Committee engages independent compensation consultants and considers their data and input.

The Committee’s charter, which is available on our website, mandates that the Committee annually review each named executive officer’s compensation package. The Committee considers: (1) the extent to which we attained specified corporate objectives for the preceding year; (2) the extent to which the named executive officer attained his or her individual objectives for the preceding year; (3) the recommendations of the Chief Executive Officer with respect to compensation of the other named executive officers; (4) the experience and contribution levels of the named executive officer; (5) internal pay equity; and (6) benchmarking the total compensation levels of executive officers in similar positions in companies in a select group of peer companies, as well as a larger group of other technology companies, through surveys conducted by independent compensation consultants.

The Committee approves the total compensation, including base salary adjustments, cash bonus and long-term incentive awards, of the named executive officers, other than the Chief Executive Officer, based on the factors described in the preceding paragraph. The Committee considers the same factors when evaluating the Chief Executive Officer’s performance and recommends a compensation package, including base salary adjustments, cash bonus and long-term incentive awards, to the Board of Directors for its review, discussion and approval. A majority of the independent Directors of the full Board of Directors must approve the compensation of our Chief Executive Officer.

The Committee typically makes changes to our named executive officers’ base salaries in December of each year, but made such adjustments to base salaries for 2007 in January of 2007.  The Committee typically determines bonus awards in March after financial results for the preceding year are available.  The Committee also determines the long-term incentives in March during its prescheduled meeting.

Use of Consultants

We recognize that competitive compensation is critical for attracting, motivating and rewarding qualified executives. To ensure our named executive officers are compensated appropriately, the Committee retained the services of Aon Consulting, or Aon, an independent compensation consultant, to identify appropriate compensation levels and compensation program design features.  Aon assisted the Committee in identifying and establishing median total compensation goals and assisted in general oversight of our executive compensation program. This oversight includes helping the Committee evaluate compensation practices and assisting the Committee with developing and implementing our executive compensation program and philosophy. The Committee used information provided by Aon when approving or recommending compensation levels, but does not delegate authority to set compensation to Aon or to any other party.

At the Committee’s direction to ensure independence, neither Aon nor any of its affiliates or subsidiaries provided any other services to the Company.

Compensation for 2007

In September 2006, Aon conducted a review of labor market salary levels for top executives in similar sized companies and similar industries using published compensation surveys and a selected peer group of companies. Aon provided a preliminary list of potential peer companies using publicly available databases and screening on relevant industry categories.  The Committee reviewed this preliminary list and considered the similarities of products and services offered, revenue size, market capitalization, and number of employees, as well as revenue growth and profitability. Based on this review, the Committee determined that the following companies would constitute the peer group: Akamai Technologies Inc., Arbinet-Thexchange Inc., Cbeyond Communications Inc., Cogent Communications Group, Covad Communications Group, Equinix Inc., Globix Corp., Infospace Inc., Internet Security Systems Inc., Ipass Inc., ITC Deltacom Inc., Navisite Inc., Savvis Inc., Terremark Worldwide Inc., and VitalStream Holdings, Inc. The peer group companies are Internet infrastructure companies, as well as a larger group of similarly situated and sized technology companies, but these companies are not necessarily dispositive of the companies we consider in all comparative analyses. While the these peer companies differed in relative revenue size, Aon used regression analysis of its database to factor in size differences and to calculate actual and expected compensation for executives relative to net sales and completed an analysis that linked the peer group executive regression data, the published survey data and the Company’s internal hierarchy. Aon matched our executive positions to published compensation survey data for similarly sized companies. These surveys are generally broad in scope and incorporate the comparison data from hundreds of respondent companies. The survey sources on which Aon relied included Aon’s Radford Technology Compensation Surveys and surveys from other well-known sources, including William M. Mercer and Watson Wyatt. Data utilized represented companies of similar size, industry and scope to us, with revenues generally less than $200 million.

Aon conducted a regression analysis using the peer group database to calculate actual and expected compensation for chief executive officers relative to 2005 net sales and completed an analysis that linked the peer group chief executive officer regression data, the published survey data and our internal hierarchy. This analysis compared relative values from published surveys of positions below the chief executive officer by creating a published survey index to the chief executive officer. Aon set the chief executive officer index at 100% and the indices for positions below the chief executive officer are calculated by dividing the published survey median results for each position by the published median for the chief executive officer’s compensation. These indices were applied to calculate expected compensation levels for the positions below the chief executive officer.

For base salaries, the Committee focused on the published survey data results because the Committee viewed those results as more indicative of the labor market since the published survey data sources covered many more companies. For total cash compensation, which is salary plus bonus and total direct compensation, which is total cash plus the present value of stock or other long-term compensation, the Committee focused on the peer group regression results because those companies are growth companies and better represented the labor market on these elements of compensation.

Aon identified the market median salary for each of our named executive officers. Based on that median, we concluded that the base salaries of our named executive officers were between 94% and 112% of the published surveys’ market median salary for each position. We also concluded that our named executive officers had total cash compensation that ranged from 105% to 139% of expected total cash compensation from the peer group regressions, and total direct compensation that ranged from 85% to 151% of the expected total direct compensation from the peer group regressions.

The overall results of the Aon engagement provided the foundation for our actions involving executive compensation in 2007.

Compensation for 2008

To assist with its decisions for executive compensation for 2008, the Committee asked Aon to conduct a review of the competitiveness of Internap’s executive compensation program for its top executives and to compare Internap’s executive compensation to published surveys and a mutually selected peer group.    Aon presented the results of this review in August of 2007 and formed the foundation for our actions related to executive compensation in 2008.

Aon utilized published surveys and a selected peer group of similar companies to Internap.  Aon developed key findings from an analysis of competitive compensation data and its review of reports and documents provided by the Company.  Aon compared the Company’s top executive positions to the executives listed in the proxy statement of each of the selected peer companies.  The Committee, with Aon’s advice, selected the peer companies.  Aon then matched the Company’s executive positions to published compensation survey data for similarly sized companies.  The surveys are generally broad in scope and incorporate the compensation data from hundreds of respondent companies.  Aon aged this salary information to October 1, 2007 at a 3.5% annualized increase rate, which was based on actual 2006 and projected 2007 median merit salary increase rates for technology companies.  The surveys Aon used were:

●                The 2005 Radford Executive Compensation Survey, Telecommunications Products/Services with revenues from $200 million to $1 billion;

●               The 2006 William M. Mercer Executive Compensation Report, All Organizations with revenues less than $500 million; and

●               The 2006 Watson Wyatt Industry Report on Top Management Compensation, All Organizations with revenues from $150 million to $750 million.

Aon then evaluated the Company’s compensation components and total compensation levels, including base salary and annual and long-term incentives, for the positions matched to the survey sources.  Aon also developed a database of compensation and financial information for the Company and the peer group.  The peer group consisted of the following companies: Akamai Technologies Inc., Cbeyond Communications Inc., Cogent Communications Group, Covad Communications Group, Equinix Inc., Infospace Inc., ITC Deltacom Inc., Limelight Networks Inc., Navisite Inc., Neustar Inc., Premier Global Services, Radiant Systems Inc., Savvis Inc., Switch & Data Facilities Co., and Terremark Worldwide Inc.

The following companies were included as peers in Aon’s 2006 analysis, but were not included as peers in this 2007 analysis: Arbinet-Thexchange Inc., Globix Corp., Internet Security Systems Inc., Ipass Inc., and VitalStream Holdings, Inc.  The Committee did not include Globix because it underwent business changes and portions were acquired.  Similarly, the Committee did not include Internet Security Systems Inc. or VitalStream Holdings, Inc. because both were acquired.  The following companies were not included as peers in the 2006 analysis, but were peers in this 2007 analysis: Infospace Inc., Limelight Networks Inc., Neustar Inc., Premier Global Services, Radiant Systems Inc., and Switch & Data Facilities Co.  The Committee did not include Limelight in its 2006 analysis because it was not publicly traded.  It added Infospace, Neustar, Premier, Radiant, and Switch & Data this year because those companies are succeeding in areas we expect to grow. The Committee did not include Arbinet-Thexchange Inc. and Ipass Inc. because it concluded that the newly included companies were more relevant peers.

Aon then conducted regression analyses using the peer group database to calculate actual and expected CEO compensation. Aon completed an Executive Value Index analysis that linked peer group CEO regression data, the published survey data and the Company’s internal hierarchy.  This analysis compared relative values from published surveys of positions below the CEO by creating a published survey index to CEO.  The CEO index is set at 100% and the indices for positions below the CEO are calculated by dividing the published survey results for each position by the published survey median for the CEO’s compensation. This approach is particularly accurate in measuring job values based on the duties and responsibilities of each job, rather than a ranking of by salary only.

Aon also identified the prevalence of performance-based long-term incentive grants for the peer companies.  Aon evaluated stock compensation dilution levels for the peer companies to identify competitive annual stock compensation grants and total stock compensation shares outstanding and available for grant relative to total shares issued and outstanding.

Aon then developed recommended target compensation levels for certain executives, including target base salaries, bonus opportunity ranges and long-term incentive award ranges.

Based on the published survey data, Aon concluded that the Company’s base salaries for these executives were 103.7% of the median survey data and 87.2% of the 75th percentile survey data. Based on the trended peer group analysis, which was unadjusted for differences in net sales size, Aon concluded that the Company’s base salaries for these executives was 98.7% of the median survey data and 88.7% of the 75th percentile survey data.

Executive Compensation Program Overview

The three primary components of our executive compensation program are:

•	Base salary;

•	Annual cash incentives; and

•	Long-term equity incentives, which consist of stock options and restricted stock.

We strive to provide sufficiently competitive levels of base salary and annual and long-term incentive opportunities in order to attract and retain the talent needed to ensure continued operational and financial success, high quality customer service and creation of sustained stockholder value.  To this end, we target each element to the median of our peer group and the broader published survey pay data for similar sized companies in the technology industry, which reflects the Committee’s commitment to pay for performance. When the Company’s performance exceeds established benchmarks, the compensation of our named executive officers will exceed this median.

We believe that the compensation of our named executive officers should be predominately performance-based because these individuals have the greatest ability to influence our performance. To that end, our compensation practices provide ong-term award opportunities to reflect the strategic roles of our named executive officers in leading us toward long-term growth, increasing profitability and stockholder value creation.  Accordingly, the Committee does not target a particular mix of compensation elements and the amounts awarded or paid pursuant to each element do not affect decisions regarding the other elements.

A description of these three components and related programs follows.

Executive Summary

The total compensation of our President and Chief Executive Officer, Jim DeBlasio, was $1,750,408,  which consisted of base salary of $425,000, awards of restricted stock of $524,831, awards of stock options of $435,452, and a bonus of $337,663 of which $297,500 was paid in cash and $40,163 was paid in shares of common stock.  The cash component of Mr. DeBlasio’s compensation equals approximately 41% of his total compensation and the equity component of his compensation equals approximately 59% of his total compensation.

The total compensation of our former Chief Financial Officer, David Buckel, was $750,248, which consisted of salary of $240,333, which is a prorated amount of his base salary of $260,000 for the portion of the year he was employed by the Company, awards of restricted stock of $222,204 and awards of stock options of $287,711.  The cash component of Mr. Buckel’s compensation equals approximately 32% of his total compensation and the equity component of his compensation equals approximately 68% of his total compensation.

The total compensation of our Chief Operating Officer, Vincent Molinaro, was $661,336, which consisted of salary of $247,917, which is a prorated amount of his base salary of $350,000 for the portion of the year he was employed by the Company, a portion of his signing bonus of $13,333, awards of restricted stock of $325,086, and a cash bonus of $75,000.  The cash component of Mr. Molinaro’s compensation equals approximately 51% of his total compensation and the equity component of his compensation equals approximately 49% of his total compensation.

The total compensation of our Vice President and General Counsel, Richard Dobb, was $381,363, which consisted of salary of $180,000, which is a prorated amount of his base salary of $240,000 for the portion of the year he was employed by the Company, awards of restricted stock of $78,783 and a bonus of $122,580 of which $108,000 was paid in cash and $14,180 was paid in shares of common stock.  The cash component of Mr. Dobb’s compensation equals approximately 76% of his total compensation and the equity component of his compensation equals approximately 24% of his total compensation.

The total compensation of our Vice President and Chief Strategy Officer, Phil Kaplan, was $726,137, which consisted of base salary of $230,808, which is a prorated amount of his base salary of $235,000 for the portion of the year he was employed by the Company, awards of stock options of $396,641 and a bonus of $98,688 of which $87,000 was paid in cash and $11,688 was paid in shares of common stock.  The cash component of Mr. Kaplan’s compensation equals approximately 44% of his total compensation and the equity component of his compensation equals approximately 56% of his total compensation.

The total compensation of our Vice President and Principal Accounting Officer, Tamara Augustyn, was $347,428, which consisted of base salary of $172,500 awards of restricted stock of $42,987, awards of stock options of $41,941, and a cash bonus of $90,000.  The cash component of Ms. Augustyn’s compensation equals approximately 76% of her total compensation and the equity component of her compensation equals approximately 24% of her total compensation.

1.	Base Salary

The Committee establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes are necessary for our long-term financial success and that are competitive in the marketplace. A named executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance, special circumstances, and direct competition for the officer’s services. In other cases, the Committee determines salaries in negotiations to recruit certain highly qualified executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the candidate to leave his or her current position, and the compensation historically paid to others in that position.

The Committee reviews the salaries of our executive officers annually. In addition to these periodic reviews, the Committee may at any time review the salary of an executive who has received a significant promotion, whose responsibilities have been increased significantly or who is a retention risk. Salaries for the named executive officers generally are based upon their personal performance in light of individual levels of responsibility, our overall performance and profitability during the preceding year, economic trends that may affect us, and the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size or with operational characteristics. While the Committee considered each of these factors, it did not assign a specific value to each factor.

As part of the compensation setting process for the named executive officers other than the Chief Executive Officer, the Committee met with our Chief Executive Officer and reviewed the performance of each of the other named executive officers. The Committee considered the recommendations of the Chief Executive Officer along with the competitiveness of the named executive officer’s salary compared to salaries of executives of our peer group. The base salary component of our executive compensation provides each named executive officer with a fixed minimum amount of annual cash compensation. Set forth below and effective as of January 2007 are the fiscal year 2007 base salaries for our named executive officers:

Name	Base Salary
James DeBlasio	$425,000
Vincent Molinaro	$350,000
David Buckel	$260,000	(1)
Richard Dobb	$240,000
Phil Kaplan	$235,000
Tamara Augustyn	$175,000

(1)	Mr. Buckel resigned his position as Chief Financial Officer in November 2007.

In December 2007, the Board conducted its annual review of the salaries of the named executive officers. The Board compared each named executive officer’s base salary to market median levels and considered each named executive officer’s experience and sustained performance in the position and also considered each named executive officer’s job performance balanced against his or her retention risk. Effective January 1, 2008, the Board increased Mr. DeBlasio’s base salary to $460,000, increased Mr. Molinaro’s base salary to $360,000, Mr. Dobb’s base salary to $248,000, Mr. Kaplan’s base salary to $244,000, and Ms. Augustyn’s base salary to $185,000.

2.	Annual Cash Incentives

We believe that our compensation program should focus the named executive officers and other key executives on our annual financial performance and should reward individual performance. To that end, we have adopted the 2007 Executive Bonus Award Incentive Plan, or the Plan. Named executive officers and other executives participate in the Plan and our Chief Executive Officer may recommend to the Committee that other key contributors participate in the Plan.

The purpose of the Plan is to:

•	Focus participants’ actions on the achievement of annual revenue growth and profitability goals;

•	Align participants’ actions on the accomplishment of key operational and strategic goals;

•	Encourage and reward participants for the achievement of specific objectives; and

•	Maintain a competitive range of incentive compensation opportunities.

Each named executive officer’s award is based on the following three criteria:

1.	Achievement of revenue goals by us, which comprises 25% of the potential award;

2.	Achievement of adjusted EBITDA goals by us, which comprises 50% of the potential award; and

3.	Achievement of individual goals by the named executive officer, which comprises 25% of the potential award.

We must meet a threshold of financial performance based on revenue, adjusted EBITDA and net income, which excludes equity compensation expenses, for the year in order for any awards to be made pursuant to the Plan. The Board established this minimum financial performance in November of 2006 as part of our business plan for 2007. In addition, a named executive officer must achieve a certain rating in his or her performance review, which includes attaining his or her individual and department budget objectives, to receive any award pursuant to the Plan.

We choose to base awards pursuant to the Plan on adjusted EBITDA and revenue because we believe they are accurate measurements of our core performance. We chose to base the majority of awards pursuant to the Plan based on adjusted EBITDA because adjusted EBITDA has become a commonly used metric, especially for capital-intensive technology companies such as ours, for assessing operating performance, liquidity and valuations by investors, analysts and banks.

For 2007, the adjusted EBITDA target was $36.1 million and the revenue target was $235.0 million, compared to an adjusted EBITDA target of $18.8 million and revenue target of $160.1 million for 2006. The change in these targets from 2006 to 2007 represents an approximately 92% increase in adjusted EBITDA and a 46% increase in revenue.

The Committee chose these revenue and adjusted EBITDA targets because they reflected the substantial growth the Company expected in 2007, particularly in light of its acquisition of VitalStream Holdings, Inc.  Further, these targets complemented the earnings guidance the Company issued, which was adjusted EBITDA of $34-37 million and revenue of $235 million.

With respect to individual goals, the Chief Executive Officer establishes his goals with the Committee and the Chief Executive Officer oversees the establishment of each of the other named executive officer’s goals for the upcoming year. Upon completion of the year, the Chief Executive Officer rates each of the other named executive officer on the attainment of those goals. A named executive officer receives a Needs Improvement rating, or NI, a Meets Expectations rating, or ME, an Often Exceeds Expectations rating, or OE, or an Exceeds Expectations rating, or EE. The Board rates the Chief Executive Officer using the same rating system. If a named executive officer receives a Needs Improvement rating, he or she is not eligible for any award pursuant to the Plan, regardless of the Company’s financial performance.

To be eligible for awards, a participant must be a full-time employee at the time the Board determines achievement under the Plan. If an executive joins the Company mid-year, his or her award is pro-rated for the portion of the year during which he or she was an executive.

The Board assigns each executive a target level as a percentage of his or her salary, which are based on survey analysis. The target award levels for 2007 were:

Name	Target	Maximum
James DeBlasio	70%	140%
David Buckel (1)	50%	100%
Vincent Molinaro	50%	100%
Richard Dobb	45%	90%
Phil Kaplan	37%	74%
Tamara Augustyn (2)	--%	--%

(1)	Mr. Buckel resigned his position as Chief Financial Officer in November 2007.

(2)	Ms. Augustyn assumed the role of Principal Accounting Officer following Mr. Buckel’s resignation in November 2007 and was not a participant in the Plan when the Board established these percentages.

The Board retains the sole discretion to determine whether the Company and the named executive officer have met the objectives.

The Board established the following four levels for each of the three criteria: threshold, target, above and maximum.

Potential payment for achievement of the “Threshold” objective for the annual revenue goal and annual adjusted EBITDA goal equals 40% of each respective criterion’s allocated percentage of the individual named executive officer’s target award amount, which is 40% of 25% of the total target award amount in the case of the annual revenue goal and 40% of 50% of the total target award amount, in the case of the annual adjusted EBITDA goal. Potential payment for achievement of the threshold objective for the individual goals is $0.

Potential payment of achievement of the “Target” objective for the annual revenue goal, annual adjusted EBITDA goal and individual goals equals 100% of each criterion’s allocated percentage of the named executive officer’s total target award amount, which are 25%, 50% and 25% of the total target award amount, respectively.

Potential payment for achievement of the “Above” objective for the annual revenue goal, annual adjusted EBITDA goal and individual goals are 130% of each respective goal’s allocated portion of the individual’s target award amount.

Potential payment for achievement of the “Maximum” objective for the annual revenue goal, annual adjusted EBITDA goal and individual goals is 200% of each such goal’s allocated portion of the individual’s target award amount.

The Board determines the potential payment for performance for the annual revenue and annual adjusted EBITDA goals that fall between the “Target,” “Threshold,” “Above,” or “Maximum” objectives by interpolating on a straight-line basis to determine an incentive amount.

The following table is an illustrative example for a named executive officer whose salary is $240,000 and whose target award is 45%.

	Weight	Threshold	Target	Above	Maximum
Annual Revenue Bonus Payout	25%	95%	100%	105%	110%
		$10,800	$27,000	$35,100	$54,000

Annual Adjusted EBITDA Bonus Payout	50%	90%	100%	110%	120%
		$21,600	$54,000	$70,200	$108,000

Individual Goals Bonus Payout	25%	NI	ME	OE	EE
		$0	$27,000	$35,100	$54,000

If our annual revenue was 110% of the annual revenue goal established by the Board, then this named executive officer would receive a bonus for those criteria of $54,000. If our annual adjusted EBITDA objective was 110% of the adjusted EBITDA goal established by the Board, then this named executive officer would receive a bonus of $70,200. If this named executive officer received a rating of Often Exceeds Expectations, or OE, this named executive officer would receive a bonus of $35,100. In total, this named executive officer would receive a total bonus of $159,300.

The Board decided that the Company would pay the Target Award Level, as defined in the Plan, in cash and  pay the excess of the Target Award Level in shares of common stock.  The Company determined the number of shares of common stock to be awarded based on the closing price of the Company’s stock price on the day preceding the date on which the Company paid such bonus.  The Company withheld the number of shares necessary to cover the taxes each participant owed the Internal Revenue Service as a result of the vesting of the shares of common stock.

In 2007, the Company’s revenue was $235 million, which equaled the revenue target established in the Plan, and adjusted EBITDA was $37.7 million, which exceeded the adjusted EBITDA target established in the Plan.  In consideration of this matrix and as provided in the Plan, the Committee determined in 2008 and approved bonus payment amounts not directly calculated by reference to the Plan in excess of the targets established in the Plan for each named executive officer, other than the Chief Executive Officer, and the Board determined the bonus payment for the Chief Executive Officer, as follows and paid such amounts on March 15, 2008:

Name:	Total Bonus Amount	Cash Portion	Stock Portion
James DeBlasio	$337,663	$297,500	$40,163, or 6,638 shares
David Buckel (1)	--	--	--
Vincent Molinaro	$75,000	$75,000	$0
Richard Dobb	$122,580	$108,000	$14,580, or 2,409 shares

Phil Kaplan	$98,688	$87,000	$11,688, or 1,931 shares

Tamara Augustyn (2)	$90,000	$90,000	$0

(1)	Mr. Buckel resigned his position as Chief Financial Officer in November 2007 and thus, was not eligible for an award pursuant to the Plan.

(2)	Ms. Augustyn assumed the role of Principal Accounting Officer following Mr. Buckel’s resignation in November 2007.

    In the fourth quarter of 2007, the Board established the target revenue and target adjusted EBITDA goals for 2008. The Committee established the following target award levels for our named executive officers, other than our Chief Executive Officer, and the Board established the target award level for Mr. DeBlasio:

Name	Target	Maximum
James DeBlasio	70%	140%

David Buckel (1)	--%	--%

Vice President and Chief Financial Officer	50%	100%

Vincent Molinaro (2)	50%	100%

Richard Dobb	45%	90%

Phil Kaplan	45%	90%

Tamara Augustyn (3)	--%	--%

(1)	Mr. Buckel resigned his position as Vice President and Chief Financial Officer on November 18, 2007.

(2)	Mr. Molinaro resigned his position as Chief Operating Officer on April 7, 2008.

(3)	Ms. Augustyn will not be a participant in the Plan for 2008.

The changes in performance targets are not an indication of how we will perform in 2008. The sole purpose of these targets, which the Board established in the fourth quarter of 2007, is to establish internal performance-based goals under an annual incentive compensation plan. Consistent with our pay-for-performance compensation philosophy, the Board establishes these goals to align executive compensation with our performance and to encourage the achievement of our goals. As disclosed in the press release we furnished in our Current Report on Form 8-K on February 28, 2008, we issued revenue guidance of 25% growth and full year adjusted EBIDTA of approximately 20% of total revenue. We are not providing any guidance, nor updating any prior guidance, of our future performance with the disclosure of these performance targets, and you are cautioned not to place any reliance on these performance targets as an indication of our future performance.

3.	Long-Term Equity Incentives

Historically, the primary form of equity compensation that we awarded consisted of non-qualified stock options. We selected this form because of the favorable accounting and tax treatments and the near universal expectation by employees in our industry that they would receive stock options. Beginning in 2006, however, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment (revised 2004), making the accounting treatment of stock options less attractive because it required the Company to record an expense related to stock options. As a result, we assessed the desirability of granting shares of restricted stock to employees, particularly members of senior management, and concluded that restricted stock would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. We continue to award stock options to new hires, upon a promotion, as a result of performance evaluations, and in other special situations.

The Committee grants stock options and restricted stock to named executive officers, other than the Chief Executive Officer, under the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan, or the Stock Plan, which our stockholders approved, to provide long-term incentives that are aligned with the creation of increased stockholder value over time. We believe an executive who owns options or restricted stock will have an increased personal interest in our growth and success. Because these awards vest over time, they also serve as a retention device. The Committee recommends the amounts of the Chief Executive Officer’s awards to the Board and the Board determines his grants. The strike price of options is the fair market value of our stock at the date of grant. Options also typically have a ten-year term and generally vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter. Shares of restricted stock typically vest in 16 equal quarterly installments.

The Committee reviews long-term incentive levels for all named executive officers each fiscal year in light of long-term strategic and performance objectives and each named executive officer’s current and anticipated contributions to our future performance. When determining the number of stock options or restricted shares to be awarded to a named executive officer, the Committee considers: (1) the named executive officer’s current contribution to our performance; (2)  the named executive officer’s anticipated contribution in meeting our long-term strategic performance goals and (3) comparisons to formal surveys of executive long-term incentive awards relative to the median of the peer group, as well as a larger group of other similarly sized technology companies.

With the exception of significant promotions and new hires, we generally make these awards at the first meeting of the Committee each year following the availability of the financial results for the prior year. These grants were made on March 15, 2007 for our 2006 fiscal year and March 20, 2008 for our 2007 fiscal year. We selected this timing in March because it enables us to consider both the Company’s performance and the named executive officer’s performance for the previous year, as well as to consider our expectations for the current year. The Committee’s schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.

We do not time, and have never timed, the grant of stock options or restricted stock in coordination with the release of material non-public information nor have we timed our release of non-public information for the purpose of affecting the value of executive compensation. Although our Chief Executive Officer may recommend the amount of stock awards granted to management, the Committee, or in the case of awards to our Chief Executive Officer, the Board, approves the grant of all stock awards and does not delegate the timing of grants. We have retained a third party service provider to administer the day-to-day activities of the Stock Plan, but the provider does not determine the recipient of stock awards, the amount of stock awards granted to a participant, the exercise price, or vesting of stock awards.

Prior to the scheduled meeting of the Committee in March, our Chief Executive Officer provided a list of recommended incentive restricted stock grants for the other named executive officers to the Committee. The following paragraph describes the formula he used to determine the number of shares restricted stock he recommended that the other named executive officers receive.

The named executive officer’s base salary is multiplied by the target bonus percentage established by the Board for that named executive officer for 2007 to arrive at a target bonus. The target bonus percentage is multiplied by a market competitive multiple, which Aon developed based on its analysis. Based on this analysis, the Committee determined that our chief executive officer would receive a multiple of 6.0. Other executives receive a lower multiple, which is expressed in increments of 0.5 based on his or her decreasing level of responsibilities from the chief executive officer. These multiples of target bonus reinforce our named executive officers’ strategic role in driving the achievement of our long-term performance objectives and the creation of stockholder value. We calculated the target long-term incentive opportunities for our named executive officers using the following multiples of their target bonus percentages:

Name	Multiple
James DeBlasio	6.0

David Buckel (1)	--

Vince Molinaro	5

Richard Dobb	4

Phil Kaplan	4

Tamara Augustyn	1.5

(1)
Mr. Buckel resigned his position as Vice President and Chief Financial Officer on November 18, 2007 prior to the Board’s determination of awards and thus, was not eligible for an award pursuant to the Stock Plan.

The target bonus percentage multiplied by this multiple yields a target long-term incentive as a percentage of target salary. This percentage of target salary is then multiplied by the named executive officer’s 2007 base salary to yield a target long-term incentive amount. This target long-term incentive amount is then divided by the volume-weighted average price of our common stock from March 19, 2007 to March 19, 2008 to yield a target number of restricted shares. Our Chief Executive Officer then presented his recommendations to the Committee.

The calculation of these awards is materially different from such calculation in 2007 in that the Committee chose to use the volume-weighted average price of our common stock from March 19, 2007 to March 19, 2008 rather than the closing price of the stock on the day before the grant.  Using the volume-weighted average price rather than the closing price the day before reduced the number of shares granted by approximately 66%.  In making its determination to use the volume-weighted average price, the Committee considered the unusual volatility of the stock price and that the closing price of the Company’s stock on March 19, 2007 was $16.49, while the closing price on March 19, 2008 was $4.09. Given this decline in value, the Committee concluded that using the closing price the day before rather than the volume-weighted average price would result in equity awards that do not reflect the goal of paying for performance.

    The Board concluded that half of each award should be time-based and half should be performance-based in order to tie the long term incentive to performance.  Previous equity awards were all time-based.  The Board made this change to further align the interest of our named executive officers with our stockholders’ interests. For the time-based portion, the shares vest in 16 equal quarterly installments.  For the performance-based portion, the shares vest in 33% annual increments starting with the year that includes the first anniversary of the grant date.  Executives earn annual tranches of awards, which vest on each of the first three anniversaries from the date of grant, to the extent that the Company achieves certain revenue and EBITDA targets established by the Board of Directors for each respective year in the performance cycle.  The Company will either meet or not meet both goals in a given year.  With respect to all shares of performance-based restricted stock that do not vest during any of the three years, 50% of such shares will vest on the fourth anniversary of the date of the grant.

    The vesting of any restricted stock (including both time-based and performance-based) is subject to the executive being an employee in good standing on the date of vesting.

The Committee considered the recommendation in light of the named executive officer’s contribution and anticipated contribution and the results provided from Aon’s competitive market survey. In making its determination of both cash incentives and long-term incentive awards and its recommendation to the Board for Mr. DeBlasio’s awards, the Committee considered the Company’s performance in 2007 and granted each named executive officer, other than the Chief Executive Officer, a target award based on the above-described matrix.

The Board then considered the number of shares of restricted stock to grant to our Chief Executive Officer. The Board applied the same process as described above, and granted Mr. DeBlasio 149,776 shares, as indicated in the following table.

Name	Total Number of Shares	Time-Based	Performance-Based
James DeBlasio	149,776	74,888	74,888
David Buckel (1)	--	--	--
Vincent Molinaro	69,771	34,886	34,886
Richard Dobb	34,607	17,303	17,303
Phil Kaplan	34,048	17,024	17,024
Tamara Augustyn	3,980	3,980	--

(1)
Mr. Buckel resigned his position as Vice President and Chief Financial Officer on November 18, 2007 prior to the Board’s determination of awards and thus, was not eligible for an award pursuant to the Stock Plan.

Stock Retention Guidelines

    On March 20, 2008, the Board adopted stock retention guidelines for certain executives.  The stock retention guidelines are based on net shares obtained from option exercises or vesting of restricted shares after costs of exercise and taxes. The percentage of net shares obtained from option exercises or vesting of restricted shares after costs of exercise and taxes that each executive is to retain and the time in which he or she is to hold such shares are set forth in the following table:

Position	Retention Ratio	Time to Retain
Chief Executive Officer	50.0%	5 Years from date of acquisition
Chief Operating Officer	33.3%	4 Years from date of acquisition
Chief Financial Officer	33.3%	4 Years from date of acquisition
Chief Technology Officer	25.0%	3 Years from date of acquisition
Chief Strategy Officer	25.0%	3 Years from date of acquisition
Vice President, Human Resources	25.0%	3 Years from date of acquisition
Vice President and General Counsel	25.0%	3 Years from date of acquisition
Vice President, Sales	25.0%	3 Years from date of acquisition

    These guidelines apply to the grants made pursuant to the Stock Plan on March 20, 2008 described above and will apply to all future grants.  The enumerated executives are subject to these guidelines for as long as he or she is an employee of the Company.

The Board concluded that the emerging best practices in corporate governance include such guidelines and and adopted these stock retention guidelines to further align the interests of the executives with our stockholders’ interests.

Perquisites; Other Compensation

We annually review any perquisites that our named executive officers may receive. In general, we do not provide our named executive officers with many of the types of perquisites that other companies offer their executives. As reflected in our Summary Compensation Table, our Chief Executive Officer received $18,900 for corporate housing and $8,561.91 for car service during fiscal year 2007. The aggregate cost of these perquisites was $27,462.

We provide named executive officers with the same benefit package available to all of our salaried employees. This package includes:

•	Health and dental insurance;

•	Basic life insurance;

•	Long-term disability insurance; and

•	Participation in our 401(k) plan, including matching contributions.

Limitations on the Deductibility of Executive Compensation

Compensation payments in excess of $1 million to the chief executive officer or the other five most highly compensated executive officers are subject to a limitation on deductibility by us under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation in 2007 to our Chief Executive Officer or any other named executive officer to be in excess of $1 million. We intend to maintain qualification of the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Summary Compensation Table

The following table sets forth total compensation for 2007 for our named executive officers.

Name and Principal Position	Year	Salary $(1)	Bonus $	Stock Awards $(2)	Option Awards $ (2)	Non-Equity Incentive Plan Compensation(3) $	Change in Pension Value & Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
James DeBlasio Chief Executive Officer	2007	425,000	—	524,831	435,452	337,663	—	27,462	1,750,408
	2006	350,000	—	119,918	435,452	—	—	47,599	952,969

David Buckel (4) Chief Financial Officer	2007	240,333	—	222,204	287,711	—	—	—	750,248
	2006	235,385	—	70,097	390,611	100,000	—	—	796,093

Vincent Molinaro Chief Operating Officer	2007	247,917	13,333	325,086	—	75,000	—	—	661,336
	2006	—	—	—	—	—	—	—	—

Richard Dobb Vice President and General Counsel	2007	180,000	—	78,783	—	122,580	—	—	381,363
	2006	—	—	—	—	—	—	—	—
Philip Kaplan Chief Strategy Officer	2007	230,808	—	—	396,641	98,688	—	—	726,137
	2006	—	—	—	—	—	—	—	—
Tamara Augustyn Vice President and Principal Accounting Officer	2007	172,500	—	42,987	41,941	90,000	—	—	347,428
	2006	152,274	—	14,902	41,227	50,000	—	—	202,274

(1)	The salary of each of Mr. Buckel, Mr. Molinaro, Mr. Dobb, and Mr. Kaplan is prorated for the portion of the year he was employed by the Company.
(2)
Represents the proportionate amount of the total fair value of stock and option awards recognized by the Company as an expense in 2007 and 2006 for inancial accounting purposes, excluding forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this Proxy Statement, as well as awards granted in prior years for which the Company continued to recognize expense in 2007 and 2006. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K/A for the year ended December 31, 2007.

(3)
As provided in the Plan, the Committee determined and approved bonus payments in 2008 in excess of the targets established in the Plan for each named executive officer, other than the Chief Executive Officer, and the Board determined the bonus payment for the Chief Executive Officer, and paid such excess in shares of common stock on March 15, 2008. Mr. DeBlasio’s bonus consisted of $297,500 paid in cash and $40,163 paid in shares of  common stock. Mr. Dobb’s bonus consisted of $108,000 paid in cash and $14,180 paid in shares of common stock. Mr. Kaplan’s bonus consisted of $87,000 paid in cash and $11,688 paid in shares of common stock. The amounts reported in this column include the value of such shares. The value of these shares is not, however, reflected in column (e).

(4)
Mr. Buckel resigned as Chief Financial Officer in November of 2007. As a result, he forfeited 9,375 options that were a part of a grant made on May 12, 2004, 1,597 options that were part of a grant made on September 28, 2006, 1,298 options that were part of a second grant made on September 28, 2006, 5,090 options that were part of a third grant made on September 28, 2006, as well as 30,934 shares of restricted common stock that were part of an award made on January 18, 2006 and 65,625 shares of restricted common stock that were part of an award made on March 15, 2007.  The aggregate amount of this forfeiture is $249,525.60 based on the assumptions delineated in footnote (2) above.

 All Other Compensation

Name and Principal Position	Perquisites and Other Personal Benefits $		Tax Reimburse- ments $	Dividend Equivalents $	Payments/ Accruals on Termination Plans $	Registrant Contributions to Defined Contribution Plans $	Insurance Premiums $	Other $
James DeBlasio Chief Executive Officer	27,462	(1)	—	—	—	—	—	—

David Buckel Chief Financial Officer	—		—	—	—	—	—	—

Vincent Molinaro Chief Operating Officer	—		—	—	—	—	—	—

Richard Dobb Vice President and General Counsel	—		—	—	—	—	—	—

Philip Kaplan Chief Strategy Officer	—		—	—	—	—	—	—

Tamara Augustyn Vice President and Principal Accounting Officer	—		—	—	—	—	—	—

(1)	The amounts shown for fiscal 2007 include personal use of corporate housing of $18,900 and car service of $8,562.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of annual incentive awards and stock based compensation for 2007 for each named executive officer.

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Stock Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards $/Sh	Grant Date Fair Value of Stock and Option Awards
Name and Principal Position			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
James DeBlasio Chief Executive Officer	3/15/2007		—	—	—	—	—	—	125,000	—	—	$2,082,500
	3/15/2008	(1)	—	—	—				6,638			40,160

David Buckel Chief Financial Officer	3/15/2007		—	—	—	—	—	—	75,000	—	—	1,249,500

Vincent Molinaro Chief Operating Officer	4/24/2007		—	—	—	—	—	—	125,000	—	—	2,005,000

Richard Dobb	4/23/2007		—	—	—	—	—	—	30,000	—	—	474,600
Vice President and General Counsel	3/15/2008	(1)	—	—	—	— —	— —	— —	2,409	—	—	14,574

Philip Kaplan	6/22/2007		—	—	—	—	—	—	—	30,000	13.64	409,200
Chief Strategy Officer	3/15/2008	(1)	—	—	—	—	—	—	1,931	—	—	11,683

Tamara Augustyn Vice President and Principal Accounting Officer	03/15/07 12/19/2007	—	— —	— —	— —	— —	— —	7,500 —	— 10,000	— 9.15	124,950 91,500

        (1)   As provided in the Plan, the Committee determined and approved bonus payments in 2008 in excess of the targets established in the Plan for each named executive officer, other than the Chief Executive Officer, and the Board determined the bonus payment for the Chief Executive Officer, and paid such excess in shares of common stock on March 15, 2008. Mr. DeBlasio’s bonus consisted of $297,500 paid in cash and $40,163 paid in shares of common stock, or 6,638 shares. Mr. Dobb’s bonus consisted of $108,000 paid in cash and $14,180 paid in shares of common stock, or 2,409 shares. Mr. Kaplan’s bonus consisted of $87,000 paid in cash and $11,688 paid in shares of common stock, or 1,931 shares.  The Company included these shares even though the Company did not award these shares in fiscal year 2007 to enhance the overall disclosure of our executive compensation policies.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options and restricted stock awards for each named executive officer as of December 31, 2007.

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested (1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $

James DeBlasio Chief Executive Officer	8,000 17,000 2,000 2,000 312,5000	(2)	— — — — —		— — — — —	13.50 13.50 14.90 4.60 4.80	9/16/2013 9/16/2013 5/27/2014 6/23/2015 9/30/2015	33,330 101,562 — — —	(3) (4)	277,639 846,011 — — —	— — — — —	— — — — —

David Buckel Chief Financial Officer	15,000 65,625 903 734 2,877	(5)	— — — — —		— — — — —	11.10 14.30 14.46 14.46 14.46	10/31/2013 5/12/2014 9/28/2016 9/28/2016 9/28/2016	— — — — —		— — — — —	— — — — —	— — — — —

Vincent Molinaro Chief Operating Officer	—		—		—	—	—	125,000	(6)	1,041,250	—	—

Richard Dobb Vice President and General Counsel	—		—		—	—	—	30,000	(7)	249,900	—	—

Philip Kaplan Chief Strategy Officer	25,569 13,471 24,056	(8)	— 13,471 52,924		— — —	4.06 10.53 17.31	12/2/2014 12/16/2015 07/13/2016	— — —		— — —	— — —	— — —
			30,000	(9)	—	13.64	6/22/2017	—		—	—	—

Tamara Augustyn Vice President and Principal	13,125 479		1,875 521	(10)	— —	12.10 5.30	6/30/2014 1/18/2016	6,250 6,094	(11) (12)	52,063 50,763	— —	— —
Accounting Officer	—		10,000		—	9.15	12/19/2017	—		—	—	—

(1)	The fair market value of a share of Internap stock on the last day of the 2007 fiscal year was $8.33.
(2)
Mr. DeBlasio was granted 500,000 options on September 30, 2005. 25% vested immediately, but were not exercisable until September 30, 2006 with the remaining shares vesting annually over a four-year period beginning September 30, 2005, and the other options were granted for Mr. DeBlasio’s service as a Director.

(3)
Mr. DeBlasio was awarded restricted shares on September 30, 2005. 50% of those shares vested on September 30, 2006, with the remaining shares vesting annually over a three-year period beginning September 30, 2006.

(4)
Mr. DeBlasio was granted 125,000 shares of restricted stock on March 15, 2007 that vest in a series of 16 quarterly installments at the end of each calendar quarter beginning with the second quarter of 2007.

(5)
Mr. Buckel was granted options on October 31, 2003, May 12, 2004, January 18, 2006, and three separate grants on September 29, 2006. The options vest over a four-year period with the exception of options granted on September 28, 2006. The options vest monthly over a three-year period.

(6)	Mr. Molinaro was granted 125,000 shares of restricted common stock on April 24, 2007 of which 25% of the award vests on the anniversary of grant.
(7)	Mr. Dobb was granted 30,000 shares of restricted common stock on April 23, 2007 and 25% of the award vests on the anniversary of grant.
(8)
Mr. Kaplan was granted options on December 2, 2004, December 16, 2005 and July 13, 2006.  One-fourth of the number of shares  vested on the anniversary of the grant date and then vest quarterly over the next three years.

(9)	Mr. Kaplan was granted 30,000 options on June 22, 2007. One-fourth of the number of shares vest on each of the first, second, third, and fourth anniversary of the grant date.
(10)
Ms. Augustyn was granted options on June 30, 2004, January 18, 2006 and December 19, 2007.  One-fourth of the number of shares vest on the anniversary of the grant date and 1/48 of the number of shares vest per month thereafter.

(11)	Ms. Augustyn was granted 10,000 shares of restricted common stock on February 27, 2006. One-eighth of the number of shares vest every six months after the grant date.
(12)
Ms. Augustyn was granted 7,500 shares of restricted common stock on March 15, 2007 that vest in a series of 16 quarterly installments at the end of each calendar quarter beginning with the second quarter of 2007.

Option Exercises and Stock Vesting

The following table provides information with respect to options exercised during fiscal 2007.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise #	Value Realized Upon Exercise $	Number of Shares Acquired on Vesting #	Value Realized On Vesting $

James DeBlasio Chief Executive Officer	—	—	40,108	535,124

David Buckel Chief Financial Officer	—	—	19,689	288,753

Vincent Molinaro Chief Operating Officer	—	—	—	—

Richard Dobb Vice President and General Counsel	—	—	—	—

Philip Kaplan Chief Strategy Officer	—	—	—	—

Tamara Augustyn Vice President and Principal Accounting Officer	—	—	3,906	59,222

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a nonqualified defined contribution or other nonqualified plan that provides for the deferral of compensation.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into an employment security plan with Mr. Molinaro, Mr. Dobb, Mr. Kaplan, and certain other officers and an employment agreement with Mr. DeBlasio that provide for payments in the event of a change in control or termination of the officer’s employment. We believe that we should protect these individuals in the event of a change in control. We also believe that the interests of our stockholders will be best served if the interests of these officers are aligned with them. Providing change in control benefits should eliminate, or at least reduce, the reluctance of these officers to pursue potential change in control transactions that may be in the best interests of our stockholders. The employment security plan and Mr. DeBlasio’s employment agreement are designed to promote stability and continuity of our officers.

Mr. DeBlasio’s employment agreement provides that if the Company terminates his employment without cause, as defined in the agreement, or if Mr. DeBlasio terminates his employment for good reason, also as defined in the agreement, Mr. DeBlasio shall receive a cash severance payment equal to one and one-half (1-1/2) times his then-current base salary. If the Company terminates Mr. DeBlasio’s employment without cause or if Mr. DeBlasio terminates his employment for good reason within 24 months of a change in control, as such term is defined in the agreement, instead of the severance benefits previously described, Mr. DeBlasio shall receive a severance payment equal to two (2) times the sum of his then-current base salary plus the greater of (A) his maximum bonus for the year in which the termination occurs and (B) his average bonus during the prior two completed years (as a percentage of his base salary upon which his bonus awards were calculated) multiplied by his then-current base salary, and all of his then-unvested stock options and additional equity compensation shall vest and become exercisable. In addition, he will continue to receive health care and life insurance coverage for 18 months as if he were an active employee, subject to the employee portion of premiums for such coverage.  If Mr. DeBlasio dies while employed pursuant to this agreement, all of his unvested equity compensation that would, had he not have died, have become vested within twelve months after the date of his death (assuming fulfillment of any performance criteria and his continued employment by the Company) shall become vested, free of restrictions, other than those imposed by law, and  immediately exercisable for  a period ending on the earlier of twelve months after the date of death and the original expiration date thereof.

    On November 14, 2007, the Company entered into an Employment Security Plan for certain executive officers of the Company (the “Plan”).  The Plan supersedes the employment agreements that were in place for the executives who executed Joinder Agreements to the Plan, including Mr. Molinaro, Mr. Dobb and Mr. Kaplan.  The Board adopted the Plan in order to bring consistency to its executives’ agreements and to minimize the negotiation of individual contracts. The Board and Mr. DeBlasio decided to keep Mr. DeBlasio’s employment agreement in place rather than have him enter into the Plan in order to preserve maximum flexibility and to acknowledge the unique relationship of a chief executive officer with a company.

    The purpose of the Plan is to provide certain benefits in the event an executive’s employment is terminated, either in connection with or unrelated to a change of control of the Company.

    Upon a qualifying termination, as defined in the Plan, other than during a protection period, also as defined in the Plan, a participant will receive severance equal to his or her then-current base salary.  Upon a qualifying termination during a protection period, a participant will receive severance equal to the sum of his or her then-current base salary plus maximum bonus for the participant under the applicable bonus plan as established by Company’s Board of Directors for the year in which the termination occurs, and all of his or her unvested equity-based compensation will vest.

    A participant is entitled to severance benefits under the Plan in consideration for his or her execution of an agreement with terms substantially similar to the terms of the General Release and Separation Agreement set forth as Exhibit B to the Plan.  The Company’s obligation to provide such severance benefits is also conditioned upon the participant’s continued compliance with confidentiality, non-competition, non-solicitation, and non-disparagement covenants.

    The Joinder Agreement for each of Mr. Molinaro, Mr. Dobb and Mr. Kaplan preserves certain benefits of each executive’s superseded employment agreement that were greater than those provided by the Plan.

    Upon a qualifying termination, as defined in the Plan, other than during a protection period, also as defined in the Plan, Mr. Molinaro receives severance equal to one and one-half times his then-current base salary.  Upon a qualifying termination during a protection period, he receives severance equal to the sum of two times his then-current base salary plus maximum bonus for him under the applicable bonus plan.

    Upon a qualifying termination during a protection period, Mr. Dobb receives severance equal to the sum of two times his then-current base salary plus maximum bonus for him under the applicable bonus plan.

    Upon a qualifying termination during a protection period, Mr. Kaplan receives severance equal to the sum of two times his then-current base salary plus maximum bonus for him under the applicable bonus plan and the options holds that were originally granted on December 2, 2004 and December 16, 2005, shall become vested in their entirety.

    The table below details the calculation of the payments based upon an assumed January 1, 2008 termination date and assuming the termination was without cause:

Potential Termination and Change in Control Payments

	Termination Benefit							Change in Control Benefit
Name and Principal Position	Estimate of Total Severance Value $	Termination Reason	Cash Severance Multiple	Equity Treatment (3)	Benefit Continu- ation	Retirement Continu- ation	Other	Estimate of Total Change in Control Value $	Protection Period	Cash Severance Multiple	Equity Award Treatment	Benefit Continu- ation	Retirement Continu- ation
James DeBlasio Chief Executive Officer	637,500	Involuntary Termination Without cause	1.5x Base Salary	No accelerated vesting - Executive has 90 days to exercise vested options	18 months	—	—	2,332,400	24 months	2x(Base Salary + Maximum Target Bonus)	100% vesting of restricted stock and options	18 months	—
David Buckel (1) Chief Financial Officer	—	—	—	—	—	—	—	—	—	—	—	—	—
Vincent Molinaro Chief Operating Officer	525,000	Involuntary Termination Without cause	1.5x Base Salary	No accelerated vesting - Executive has 90 days to exercise vested options	18 months	—	—	2,091,250	24 months	2x(Base Salary + Maximum Target Bonus)	100% vesting of restricted stock and options	18 months	—
Richard Dobb Vice President and General Counsel	240,000	Involuntary Termination Without cause	1x Base Salary	No accelerated vesting - Executive has 90 days to exercise vested options	18 months	—	—	924,900	24 months	2x(Base Salary + Maximum Target Bonus)	100% vesting of restricted stock and options	18 months	—
Philip Kaplan Chief Strategy Officer	235,000	Involuntary Termination Without cause	1x Base Salary	No accelerated vesting - Executive has 90 days to exercise vested options	18 months	—	—	643,900	24 months	2x(Base Salary + Maximum Target Bonus)	100% vesting of restricted stock and options	18 months	—
Tamara Augustyn Vice President and Principal Accounting Officer	—	—	—	—	—	—	—	—	—	—	—	—	—

(1)	Mr. Buckel resigned in November of 2007.

Compensation of Directors

Effective as of January 1, 2007, compensation for non-employee Directors is as follows:

•	The cash fee for Directors for attendance at a Board meeting in person is $1,500 and by telephone is $750 per meeting;

•	The cash fee for Directors for attendance at a Committee meeting in person is $1,000 and by telephone is $750 per meeting;

•	The annual retainer paid to each Director is $20,000.

•
An annual stock option grant to each Director of 5,000 shares of the Company’s common stock. The options have an exercise price equal to 100% of the fair market value of our common stock on the date of grant and are fully vested and exercisable as of the date of grant;

•
An annual grant of 2,500 restricted stock units, which vests ratably over a three-year period, subject to the terms in the stock grant agreement and Stock Plan under which the restricted stock units are granted;

•	The Chair of the Compensation Committee of the Board of Directors receives an annual retainer of $7,500;

•	Other members of the Compensation Committee receive an annual retainer of $2,500;

•	Members of the Audit Committee, other than the Chair, receive an annual retainer of $5,000. The Audit Committee Chair’s retainer is $10,000.

•	The Chair of the Nominations and Governance Committee of the Board of Directors receives an annual retainer of $5,000.

•	The Chairman of the Board of Directors receives an annual retainer of $40,000.

•
New non-employee Directors receive a grant of 12,500 restricted stock units, which vests ratably over a three-year period, subject to the terms of the stock grant agreement and Stock Plan under which the restricted stock units are  granted.

We also reimburse Directors for certain expenses in connection with attendance at Board of Director and committee meetings. Directors who are also employees do not receive any additional compensation for serving on the Board of Directors or any committees of the Board of Directors.

In addition, the Board adopted a stock retention policy starting in 2007 that requires each Director to retain a fixed percentage of the “net shares” he or she acquires through stock option exercise and vesting of restricted stock units. Net shares are shares obtained after costs of exercise and taxes to the Director. For 2007, the stock retention requirement is fifty percent (50%) of these net shares. A Director must retain the stock so acquired until six months following the completion of his or her service as a Director. The Board concluded that the best practices emerging in corporate governance include such retention policies and adopted this stock retention policy to further align the interests of the Directors with our stockholders’ interests.

The following table provides information concerning the compensation of our non-employee Directors for our most recently completed fiscal year.

Name	Fees Earned or Paid in Cash $	Stock Awards $(1)	Option Awards $(1)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $	All Other Compensation (2) $	Total $
Eidenberg, Eugene	42,000	4,779	57,631	—	—	9,879	114,289
Higgins, Patricia	45,250	4,779	57,631	—	—	—	107,659
Coe, Charles	35,875	4,779	57,631	—	—	2,113	100,397
Harding, William	10,250	4,779	57,631	—	—	1,497	74,157
Harman, Frederick (3)	9,000	—	—	—	—	2,399	11,399
Ober, Kevin	33,000	4,779	57,631	—	—	8,347	103,757
Pfeiffer, Gary	10,250	17,813	—	—	—	3,069	31,132
Stanzione, Daniel	36,000	4,779	57,631	—	—	124	98,533

(1)	Based on the grant date fair value of outstanding awards that vested in 2007 computed in accordance with FAS 123R.

(2)	Includes consulting fees and reimbursement for expenses.

(3)	Mr. Harman resigned on March 15, 2007.

            The Board also targets its compensation to the median based on a survey provided by Aon for software and Internet technology companies with $200 to $499.9 million in revenues.

The following table lists the number of outstanding stock options and restricted stock awards held by our non-employee Directors as of December 31, 2007.  All outstanding options are fully vested.

Name	Options	Shares of Restricted Stock
Eidenberg, Eugene	142,999	2,500

Higgins, Patricia	34,000	2,500

Coe, Charles	36,000	2,500

Harding, William (1)	—	—

Harman, Frederick (2)	—	—

Ober, Kevin	21,000	2,500

Pfeiffer, Gary	—	12,500

Stanzione, Daniel	34,000	2,500

(1)
Dr. Harding retired from Morgan Stanley Venture Partners III, LLC and Morgan Stanley & Co., Inc. in October of 2007.  He assigned all of his equity compensation received while serving on our Board of Directors to Morgan Stanley, which consists of 2,500 shares of restricted common stock and options to purchase 27,000 shares of common stock that are vested and exercisable.  Dr. Harding disclaims beneficial ownership in all such shares. Because Dr. Harding has retired from Morgan Stanley, such shares are excluded from the table above.

(2)	Mr. Harman resigned on March 15, 2007.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on this review and discussion, recommends that the Compensation Discussion and Analysis be included in the proxy statement and filed with the Securities and Exchange Commission.

The Compensation Committee

Charles B. Coe
Patricia L. Higgins
Gary Pfeiffer
Daniel Stanzione

    Note that Mr. Harman served as a member of the Compensation Committee and resigned from the Board of Directors on March 15, 2007. Accordingly, he did not review the Compensation Discussion and Analysis and did not sign the Compensation Committee Report.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers or Directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We have entered into indemnification agreements with our Directors and executive officers for the indemnification of and advancement of expenses to such persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future Directors and executive officers.

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

We do not have policies and procedures for the review, approval, or ratification of any transactions with related persons because we have never had occasion to consider a related party transaction.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and auditing process. In January 2007, our Board of Directors adopted an amended and restated Audit Committee Charter that sets forth the responsibilities of the Audit Committee.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent registered public accountants audit the annual financial statements prepared by management and express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States. The independent registered public accountants also audit Management’s Report on Internal Control over Financial Reporting and discuss with the Audit Committee any issues that come about in conjunction with the audits that they believe should be raised with the Audit Committee. The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended 10 regular meetings of the Audit Committee. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2007 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2007. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee considered whether the services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2007 are compatible with maintaining their independence. The Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Based upon its review of the audited financial statements, including Management’s Report on Internal Control over Financial Reporting, and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2007 for filing with the SEC.

Audit Committee

Patricia L. Higgins
William J. Harding
Kevin L. Ober
Gary Pfeiffer

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Overview

    On June 21, 2006, our stockholders approved an amendment of our certificate of incorporation to affect a one-for-ten reverse stock split of our common stock. On July 11, 2006, we filed a certificate of amendment to effectuate this split, or the Previously Filed Certificate of Amendment.

    Prior to the one-for-ten reverse stock split, the total number of shares that the Company was authorized to issue was 800,000,000, consisting of 600,000,000 shares of common stock and 200,000,000 shares of preferred stock.  The authorized number of shares of common stock was reduced to 60,000,000 in the Previously Filed Certificate of Amendment by the one-for-ten reverse stock split.  The authorized number of shares of preferred stock, however, was not accordingly reduced and remains at 200,000,000 shares.  As a result, the Company’s authorized capital stock is now 260,000,000, consisting of 60,000,000 shares of common stock and 200,000,000 shares of preferred stock.  The Company intended for the one-for-ten reverse stock split to reduce the authorized number of shares of preferred stock.  In addition, the Company pays a franchise tax to the state of Delaware based on the total number of shares of stock authorized by its certificate of incorporation.  The Board of Directors recommends that the stockholders approve a reduction in the authorized number of shares of stock to 80,000,000, consisting of 60,000,000 shares of common stock and 20,000,000 shares of preferred stock as originally intended.

    The Previously Filed Certificate of Amendment also amends and restates Article IV.A of the Company’s Certificate of Incorporation, but does not purport to replace Sections C or D of such Article IV.  These Sections C and D of Article IV establish series A convertible preferred stock and delineate the rights and preferences of that series.  Effective September 14, 2004, all shares of our outstanding shares of series A convertible preferred stock were mandatorily converted into common stock. The Company wants to remove Article IV.C and IV.D in order to clarify that no Series A convertible preferred stock is outstanding or authorized.

    Therefore, our Board of Directors has deemed it advisable and in our stockholders’ best interests to seek the approval of our stockholders of this Proposal 2, authorizing the Board of Directors to amend our certificate of incorporation to effect the afore-mentioned changes.  Our Board of Directors’ intent is to affect these changes after our annual meeting, and your approval of this proposal would give our Board of Directors the authority to file a certificate of amendment  to our certificate of incorporation as soon as reasonably practicable.

    The form of the certificate of amendment to affect these corrections, or the Proposed Certificate of Amendment, is attached to this proxy statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Proposed Certificate of Amendment, which is hereby incorporated by reference.

Purpose of the Proposed Certificate of Amendment

    The Board of Directors believes that the Proposed Certificate of Amendment is advisable to clarify that no series A convertible preferred stock is outstanding and to reduce the number of shares of authorized shares, which should decrease the Company’s franchise tax obligations. The Board of Director’s reasons for approving this Proposed Certificate of Amendment, as well as the possible disadvantages to the Proposed Certificate of Amendment that the Board of Directors took into account, are summarized below.

Effects of Proposed Certificate of Amendment

    The Proposed Certificate of Amendment should reduce the amount of franchise tax the state of Delaware assesses the Company each year.

Effect on Authorized and Outstanding Shares

    The Proposed Certificate of Amendment will reduce the number of shares authorized for issuance from 260,000,000 to 80,000,000.  The Proposed Certificate of Amendment will have no effect on the number of shares of common stock the Company is authorized to issue, but will reduce the number of shares of preferred stock that the Company is authorized to issue from 200,000,000 to 20,000,000. Of the resulting 20,000,000 authorized shares of preferred stock, 19,500,000 shares of the authorized shares of preferred stock will be blank check preferred stock, the terms and conditions of which our Board of Directors may designate.  The Board of Directors previously designated the remaining 500,000 authorized shares of preferred stock as series B preferred stock pursuant to a Certificate of Designation of Rights, Preferences and Privileges on April 11, 2007.

 Effect on Outstanding Options and Warrants

    The Proposed Certificate of Amendment will not affect the outstanding options and warrants to purchase our common stock.

Accounting Matters

    The par value of the shares of our authorized capital stock is not changing as a result of the implementation of the Proposed Certificate of Amendment.  Further, the Proposed Certificate of Amendment does not change the number of shares of the Company’s stock that are outstanding.

Implementation of the Proposed Certificate of Amendment

    If our stockholders approve this Proposal 2, we will file the Proposed Certificate of Amendment included as Appendix A to this proxy statement. The Proposed Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Delaware.

Reasons For the Proposed Certificate of Amendment

    The Board of Directors believes that the Proposed Certificate of Amendment is desirable for the following reasons:

    The Proposed Certificate of Amendment should result in a tax savings.

    The Proposed Certificate of Amendment should also clarify to the investing public that no shares of series A convertible preferred stock are outstanding.

Possible Disadvantages of the Proposed Certificate of Amendment

    Even though our Board of Directors believes that the potential advantages of the Proposed Certificate of Amendment outweigh any disadvantages that might result, the following are some of the possible disadvantages of the Proposed Certificate of Amendment:

    The Company will recognize the anticipated tax savings on a prospective basis and not retroactively.

    The Proposed Certificate of Amendment increased the complexity and costs of this proxy.

    Section IV.D5 of the Previously Filed Certificate of Amendment precludes the Company from reissuing the 3,500,000 shares (pre-split) of authorized Series A convertible preferred stock and requires the Company to eliminate the 3,500,000 shares (pre-split) of authorized Series A convertible preferred stock from the shares that the Company is authorized to issue.   The Proposed Certificate of Amendment will eliminate Sections IV.C and IV.D of the Previously Filed Certificate of Amendment, which will have the indirect effect of allowing the Company to reissue without stockholder approval 3,500,000 shares (pre-split) of preferred stock that it could not have otherwise.

    These additional shares of preferred stock could create impediments to a takeover or change in control of the Company.  The Company could issue these shares of preferred stock in one or more transactions without our stockholders’ approval that would make a change in control of the Company more difficult, and therefore less likely.  Any such issuance of additional preferred stock could dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Accordingly, the Proposed Certificate of Amendment may deter a future takeover attempt.  The approval by the Company’s Board of Directors of the Proposed Certificate of Amendment was not in response to any threatened or perceived takeover threat, and the Company has no knowledge of such a threat as of the date hereof.  The Proposed Certificate of Amendment is not part of a plan by management to adopt a series of anti-takeover measures.  The Board of Directors has no current plans or intention to issue shares of preferred stock.  The Proposed Certificate of Amendment could have the effect of deterring takeovers or changes in control of the Company.  Also, the Company already has in place certain charter and Bylaw provisions, as well as a stockholder rights agreement, that may be deemed to render more difficult or discourage, takeovers or changes in control of the Company.

    The Company has no present plans, proposals or arrangements to issue any additional shares of preferred stock.

 Vote Required

    In order to be adopted, this Proposal 2 must receive the affirmative vote of a majority of the shares of our common stock that are outstanding.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3 – INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE AMENDED AND RESTATED INTERNAP NETWORK SERVICES CORPORATION 2005 INCENTIVE STOCK PLAN

          The Board of Directors and the stockholders have approved the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan (the “Stock Plan”).  The Board of Directors has approved increasing the number of shares reserved for issuance under the Stock Plan by four million shares.  The Board of Directors recommends that stockholders vote for approval of the increase in the number of shares reserved for issuance under the Stock Plan by four million shares.

 Reasons For Increase

    The Board of Directors believes that the proposed increase in the number of shares reserved for issuance under the Stock Plan by four million shares is desirable for the following reasons:

    The Company may deplete the number of shares reserved for issuance under the Stock Plan prior to the 2009 annual meeting of stockholders.  The Board of Directors believes that the Company needs an adequate number of shares reserved for issuance in order to: (1) to attract and retain eligible employees and outside directors of Internap; (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Internap’s common stock; and (3) to provide eligible employees and outside directors with a stake in the future of Internap which corresponds to the stake of each of Internap’s stockholders.

Possible Disadvantages of Increase

           Even though our Board of Directors believes that the potential advantages of the proposed increase outweigh any disadvantages that might result, the following are some of the possible disadvantages of the proposed increase:

           Holders of our stock options and shares of restricted stock may exercise their options or vest in the shares of restricted common stock, which would increase the number of outstanding shares of common stock in the future. The issuance of our common stock upon the exercise of options and vesting of restricted stock could depress the market price of the common stock by increasing the number of shares of common stock outstanding on an absolute basis or as a result of the timing of additional shares of common stock becoming available on the market.

 Vote Required

           In order to be adopted, this Proposal 3 must receive the affirmative vote of a majority of the shares of our coomon stock present, in person or by proxy, at the annual meeting.

Summary of the Stock Plan

          The following discussion summarizes the material terms of the Stock Plan.  This discussion does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, a copy of which is attached hereto as Appendix B. The Company and its stockholders adopted this Stock Plan prior to the one-for-ten reverse stock split, which the Company’s stockholders approved on June 21, 2006.  The Stock Plan attached hereto as Appendix B does not reflect such split.

Administration

          The Stock Plan is administered by the Compensation Committee of Internap’s Board of Directors, which has at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code”.  The Committee may appoint a delegate and authorize such delegate to make grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code.  Each grant under the Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Committee or its delegate deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

          The Stock Plan provides for the grant of stock options (“Options”), stock grants (“Stock Grants”), stock units (“Stock Units”), and stock appreciation rights (“SARs”) to certain eligible employees and to outside directors.  An eligible employee is any employee of Internap or any subsidiary, parent or affiliate of Internap who has been designated by the Committee to receive a grant under the Stock Plan. As of December 31, 2007, Internap had approximately 420 eligible employees and 7 outside directors.  No eligible employee or outside director in any calendar year may be granted an Option to purchase more than 500,000 shares of common stock or an SAR based on the appreciation with respect to more than 500,000 shares of common stock or may be granted Stock Grants or Stock Units where the number of shares of common stock subject to such grant exceeds 500,000 shares.  No more than 2,000,000 shares of common stock are available for Stock Grants under the Stock Plan.

Shares Available for Issuance

          When adopted, 7.4 million shares were reserved for issuance under the Stock Plan, which included 2.0 million newly authorized shares and 5.4 million shares that remained available for issuance under (a) the Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) the Internap Network Services Corporation 2002 Stock Compensation Plan, (c) the Amended 1999 Equity Incentive Plan, (d) the 1999 Stock Incentive Plan for Non-Officers, (e) the Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan, including shares with respect to which options or other awards had been granted under these plans if such options or other awards have not been exercised as of the effective date of the Stock Plan.  Any shares of stock issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are later forfeited shall again become available for issuance under the Stock Plan. As of January 31, 2008, approximately 1.7 million shares were available for issuance under the Stock Plan.

Options

          Under the Stock Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of Internap or a subsidiary or parent of Internap.  Each Option granted under the Stock Plan entitles the optionee to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related stock option certificate.  The terms and conditions of each Option granted under the Stock Plan will be determined by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, the Committee’s delegate, but no Option will be granted at an exercise price which is less than the fair market value of the common stock as determined on the grant date in accordance with the Stock Plan.  In addition, if the Option is an ISO that is granted to a ten percent stockholder of Internap, the exercise price may be no less than 110% of the fair market value of the shares of common stock on the grant date.  Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

          Each Option granted under the Stock Plan shall be exercisable as provided in the related Option certificate.  If the only condition to the exercise of an Option is the completion of a period of service, such period of service shall not be less than one year, starting on the date the Option is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a ten percent stockholder of Internap, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

          SARs may be granted by the Committee to eligible employees and outside directors under the Stock Plan, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, either as part of an Option or as stand alone SAR.  The terms and conditions for an SAR granted as part of an Option will be set forth in the Option certificate for the related Option while the terms and conditions for a stand alone SAR will be set forth in a SAR certificate.  SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock in respect of which the SAR is being exercised.  The SAR Value for an SAR must equal or exceed the fair market value of a share of common stock as determined on the grant date in accordance with the Stock Plan.  If an SAR is granted together with an Option, then the exercise of the SAR shall cancel the right to exercise the related Option, and the exercise of a related Option shall cancel the right to exercise the SAR.  An SAR granted as a part of an Option shall be exercisable only while the related Option is exercisable.  A stand alone SAR shall be exercisable as provided in the related SAR certificate.  The Committee (or, if applicable its delegate) in its discretion may require completion of a period of service as an eligible employee or outside director before an SAR may be exercised, but if the only condition to the exercise of an SAR is the completion of a period of service, such period of service shall not be less than one year, starting on the date the SAR is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  At the discretion of the Committee or its delegate, any payment due to the eligible employee or director upon the exercise of an SAR can be made in cash or in the form of common stock.

Stock Grants

          Stock Grants are grants which are designed to result in the issuance of common stock to the eligible employee or outside director to whom the grants are made, and Stock Grants may be granted by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, subject to such terms and conditions, if any, as the Committee (or, if applicable its delegate) acting in its absolute discretion deems appropriate.  The Committee or its delegate, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a Stock Grant will be nontransferable or forfeitable or both unless certain conditions are satisfied.  These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Internap for a specified period or that Internap or the eligible employee achieve stated performance or other objectives.  If the only condition to the forfeiture of a Stock Grant is the completion of a period of service, such period of service shall not be less than three years, starting on the date the Stock Grant is made unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  Each Stock Grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such Stock Grant as well as any conditions applicable to the Stock Grant.

          Except as otherwise set forth in the related Stock Grant certificate, if a cash dividend is paid on common stock subject to a Stock Grant while such Stock Grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director.  Except as otherwise set forth in the related Stock Grant certificate, if a stock dividend is paid on common stock subject to a Stock Grant while such common stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by Internap subject to the same conditions or restrictions as the related Stock Grant.  Except as otherwise set forth in the related Stock Grant certificate, an eligible employee or outside director shall have the right to vote common stock issued under a Stock Grant while such common stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

          Stock Units are grants which are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the common stock underlying the grant, and Stock Units may be granted by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, subject to such terms and conditions, if any, as the Committee (or, if applicable, its delegate) acting in its absolute discretion deems appropriate.  The terms and conditions for a Stock Unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Internap for a specified period or that Internap or the eligible employee achieve stated performance or other objectives.  If the only condition to the forfeiture of a Stock Unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the Stock Unit is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.

Transferability

          Absent consent of the Committee, no Option, SAR, Stock Grant or Stock Unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution.  Absent consent of the Committee, an Option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

          If there is a change in control of Internap, then all conditions to the exercise of all outstanding Options and SARs and all issuance or forfeiture conditions on all outstanding Stock Grants and Stock Unit grants will be deemed satisfied.  However, any condition to the exercise of an outstanding Option or any issuance or forfeiture condition on a Stock Grant or Unit Grant which relates to satisfying a performance goal will be deemed satisfied only to the extent that such performance goal has been met on or before the effective time of the change in control.  The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding Options, SARs and Stock Grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding Options and SARs or to take such other action as is necessary to receive common stock subject to Stock Grants.

          A change in control means, generally, (1) the acquisition by any person (except for a signatory to the agreement described below) of 30% or more of the outstanding shares of common stock, (2) the current members of Internap’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less, (3) a reorganization, merger, consolidation or sale or disposition of substantially all of the assets of Internap, unless Internap shareholders control the resulting company, or (4) the approval by shareholders of a complete liquidation or dissolution of Internap, (5) any other event the Committee determines is a change in control.

Amending or Terminating the Stock Plan

          The Stock Plan may be amended by the Board to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change on control to the section of the Stock Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control.  The Stock Plan may also be terminated by the Board at any time.  The Board may not unilaterally modify, amend or cancel any Option, SAR, Stock Grant or Stock Unit previously granted without the consent of the holder of such Option, SAR, Stock Grant or Stock Unit or unless there is a dissolution or liquidation of Internap or a similar transaction.  No amendment shall be made absent the approval of the stockholders of Internap to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of common stock are listed.

Adjustment of Shares

           Capital Structure.  The number, kind or class of shares of common stock reserved for issuance under the Stock Plan, the annual grant caps, the number, kind or class of shares of common stock subject to Options or SARs granted under the Stock Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of common stock granted pursuant to Stock Grants under the Stock Plan and the payment due under Stock Unit grants under the Stock Plan, shall be adjusted by the Committee in a reasonable and equitable manner to reflect any change in the capitalization of Internap. No approval of Internap’s stockholders is required for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which the common stock of Internap is traded.

Mergers.  The Committee as part of any transaction described in Code Section 424(a) which is not a change in control shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the Stock Plan, the number, kind or class of shares of common stock underlying any Stock Grants previously made under the Stock Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of common stock subject to Option and SAR grants previously made under the Stock Plan and the related option price of the Options and SAR Value of the SARs and cash payment under Stock Unit grants previously made under the Stock Plan, and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Stock Grant, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.  Further, if the Committee makes any such grants as a part of a transaction described in Section 424(a) of the Code, the Committee shall have the right to increase the number of shares of Internap’s common stock available for issuance under the Stock Plan by the number of shares subject to such grants without seeking shareholder approval unless approval of Internap’s shareholders required under applicable law or the rules of the stock exchange on which the common stock of Internap is traded.

Federal Income Tax Consequences

          The rules concerning the federal income tax consequences with respect to grants made pursuant to the Stock Plan are technical, and reasonable persons may differ on the proper interpretation of such rules.  Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances.  Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations.  The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

           ISOs.  In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO.  For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income.  If the eligible employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price.  Internap will not be entitled to any income tax deduction as a result of such disposition.  Internap normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

          If the eligible employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Internap will be entitled to an income tax deduction (provided Internap satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

           Non-ISOs.  An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and Internap will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and Internap will be entitled to take an income tax deduction (provided Internap satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  However, if an eligible employee or outside director is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and cannot sell the common stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture for six months or until the stock can be sold without any such liability, whichever comes first, and the eligible employee or outside director will be taxable on such spread at that time.  Upon a subsequent sale of the common stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).  However, if the sale of the common stock at a profit within six months after the “purchase” of the common stock could subject the eligible employee or outside director to a suit under Section 16(b) of the 1934 Act, then the eligible employee or outside director either will need to make an election to be taxed on the ordinary income determined at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to the fair market value of the common stock less the exercise price for the common stock, determined as of the earlier of the end of such six month period or the first date within such six month period on which the eligible employee or outside director could sell the common stock at a profit without being subject to such a suit.  The U.S. Tax Court has held that the “purchase” of shares subject to a Non-ISO for this purpose occurs when the Non-ISO is granted.

           SARs.  An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Stock Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the eligible employee receives as a result of such exercise.  Internap generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if Internap satisfies applicable federal income tax reporting requirements.  Recent guidance from the IRS provides that SAR grants will be subject to taxation under the new rules for taxing deferred compensation unless an eligible employee can only receive Common Stock upon the exercise of the SAR.  If an eligible employee can receive cash, the SAR will need to satisfy the requirements under the new rules.  If the SAR fails to satisfy the requirements under the new rules, the eligible employee will be subject to tax at his or her standard rate plus 20%.

           Stock Grants.  An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Grant, nor does the grant of a Stock Grant result in an income tax deduction for Internap, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable”, each within the meaning of Section 83 of the Code.  Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer.  In the year that the Stock Grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee or outside director, generally determined on the date the Stock Grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares.  If an eligible employee or outside director is subject to Section 16(b) of the 1934 Act and cannot sell the common stock without being subject to liability under such section after the common stock is no longer subject to a substantial risk of forfeiture or is transferable, the common stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first.  If the Stock Grant is forfeited, the eligible employee or outside director will recognize no gain.

           Stock Units.  An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Unit, nor does the grant of a Stock Unit result in an income tax deduction for Internap.  In the year that the Stock Unit is either redeemed for cash or transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the Stock Unit or received in the transfer.  Recent guidance from the IRS provides that Stock Unit grants will be subject to taxation under the new rules for taxing deferred compensation.  If the Stock Unit grant fails to satisfy the requirements under the new rules, the eligible employee will be subject to tax at his or her standard rate plus 20%.  If the Stock Unit is forfeited, the eligible employee or outside director will recognize no gain.

NEW PLAN BENEFITS

Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan

Name and Position	Dollar Value ($)	Number of Units
James DeBlasio Chief Executive Officer	$0	0
David Buckel (1) Chief Financial Officer	$0	0
Vincent Molinaro Chief Operating Officer	$0	0
Richard Dobb Vice President and General Counsel	$0	0
Philip Kaplan Chief Strategy Officer	$0	0
Tamara Augustyn Vice President and Principal Accounting Officer	$0	0
Executive Group	$0	0
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$0	0

           The Board of Directors unanimously recommends that you vote “For” increasing the number of shares reserved for issuance under the Stock Plan by four million shares.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has audited our financial statements since our inception in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Audit Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees (1)	$1,988,994	$1,298,297
Audit-Related Fees (2)	325,694	399,966
Tax Fees (3)	78,530	52,768
All Other Fees (4)	1,500	142,804
Total	$2,394,718	$1,893,835

(1)
Fees related to the audit of Internap’s annual financial statements, including the audit of the effectiveness of internal control over financial reporting and the reviews of the quarterly financial statements filed on Forms 10-Q, and, for 2006, included the audit of management’s assessment of internal control over financial reporting.

(2)	Fees primarily related to international statutory filings and, in 2006, also included registration statements.
(3)	Fees primarily related to tax compliance, advice and planning.
(4)	Fees related to services performed in conjunction with other professional services.

Approval of Audit and Permissible Non-Audit Services

Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm, and the Audit Committee will not approve any services that are not permitted by SEC rules.

The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require our Directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our Directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2007 fiscal year, except: Mr. Buckel, who filed two late Form 4s in connection with the sale of shares of his common stock; Mr. Abrahamson, who resigned in August of 2007, who filed one late Form 4 in connection with his exercise of stock options prior to the Board’s determination that he no longer have filing obligations pursuant to Section 16(a); Mr. Kaplan, who filed one late Form 4 in connection with his grant of stock options; and Ms. Augustyn, who filed one late Form 4 in connection with her grant of stock options.

STOCKHOLDERS’ PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2009 annual meeting must be received by us at our executive offices in Atlanta, Georgia, on or before February 20, 2009 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our bylaws, for business to be properly brought before a meeting, but not included in the proxy, a stockholder must submit a proposal, including nominations for the Board of Directors, not earlier than February 20, 2009 and not later than March 22, 2009 and must comply with the eligibility, advance notice and other provisions of our bylaws. A copy of our bylaws is available upon request to the address below.

Stockholder proposals should be sent to:

Internap Network Services Corporation
250 Williams Street, Suite E-100
Atlanta, Georgia 30303
Attention: Corporate Secretary

HOUSEHOLDING

As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Internap of their desire to receive multiple copies of this proxy statement. Internap will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Internap Network Services Corporation, 250 Williams Street, Atlanta, Georgia 30303, Attention: Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed in the future.

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF
INTERNAP NETWORK SERVICES CORPORATION

Internap Network Services Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:The name of the corporation is Internap Network Services Corporation.

SECOND:At a meeting of the Board of Directors of Internap Network Services Corporation, resolutions were duly adopted declaring the advisability of an amendment to the Certificate of Incorporation, as follows, and providing that:

Article IV of the Certificate of Incorporation of Internap Network Services Corporation shall be hereby amended and restated to read as follows:

“IV.

A.           This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 80,000,000 shares of stock. Such shares shall be divided into two classes as follows:

(i) 60,000,000 shares of common stock (“Common Stock”), each having a par value of one-tenth of one cent ($0.001).

(ii) 20,000,000 shares of preferred stock (“Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

B.           The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by a filing a certificate (a “Preferred Stock Designation”) pursuant to Delaware General Corporation Law (“DGCL”), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such Series And the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

THIRD: That thereafter, pursuant to resolution of its Board Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: This Certificate of Amendment of Certificate of Incorporation was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:In accordance with Section 103(b) of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate has been subscribed this                  day of                                , 2008 by the undersigned who affirms that the statements made herein are true and correct.

INTERNAP N ETWORK SERVICES CORPORATION
By:
Richard P. Dobb, Vice President and General Counsel

A-1

Appendix B

Note—The Company and its stockholders adopted this Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan prior to the one-for-ten reverse stock split, which the Company’s stockholders approved on June 21, 2006.  The Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan reproduced here as Appendix B does not reflect such split.

AMENDED AND RESTATED

INTERNAP NETWORK SERVICES CORPORATION

2005 INCENTIVE STOCK PLAN

(amended and restated as of March 15, 2006)

i

§ 4. EFFECTIVE DATE		11
§ 5. COMMITTEE		11
§ 6. ELIGIBILITY		12
§ 7. OPTIONS		12
7.1	Committee Action	12
7.2	$100,000 Limit	13
7.3	Option Price	13
7.4	Payment	13
7.5	Exercise	14
§ 8. STOCK APPRECIATION RIGHTS		15
8.1	Committee Action	15
8.2	Terms and Conditions	15
8.3	Exercise	17
§ 9. STOCK GRANTS		18
9.1	Committee Action	18
9.2	Conditions	18
9.3	Dividends, Voting Rights and Creditor Status	21
9.4	Satisfaction of Forfeiture Conditions.	22
9.5	Income Tax Deduction	22
§ 10. NON-TRANSFERABILITY		25
§ 11. SECURITIES REGISTRATION		26
§ 12. LIFE OF PLAN		27
§ 13. ADJUSTMENT		27
13.1	Capital Structure	27
13.2	Available Shares	28
13.3	Transactions Described in § 424 of the Code	29
13.4	Fractional Shares	30
§ 14. CHANGE IN CONTROL		30
§ 15. AMENDMENT OR TERMINATION		32
§ 16. MISCELLANEOUS		32
16.1	Shareholder Rights	32
16.2	No Contract of Employment	33
16.3	Withholding	33
16.4	Construction	33

ii

16.5	Other Conditions	34
16.6	Rule 16b-3	34
16.7	Coordination with Employment Agreements and Other Agreements	34

iii

§ 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.
§ 2.
DEFINITIONS
  2.1     Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
  2.2      Board -- means the Board of Directors of the Company.
  2.3     Change Effective Date -- means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4     Change in Control -- means the happening of any of the following events:
(a)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;

(b)	A change in the composition of the Board such that the individuals who, as of the Change Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”),

cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Change Effective Date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(c)
The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or

(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.5    Code -- means the Internal Revenue Code of 1986, as amended.
2.6    Committee -- means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

  2.7      Company -- means Internap Network Services Corporation and any successor to Internap Network Services Corporation.
  2.8      Director -- means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
  2.9      Eligible Employee -- means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.
  2.10    Fair Market Value -- means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts or, (d) in the discretion of the Committee, any stock valuation method which complies with the requirements of Section 409A or Section 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.

  2.11    ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
  2.12    1933 Act -- means the Securities Act of 1933, as amended.
  2.13    1934 Act -- means the Securities Exchange Act of 1934, as amended.
  2.14    Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
  2.15    Option -- means an ISO or a Non-ISO which is granted under § 7.
  2.16    Option Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.
  2.17    Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
  2.18    Parent -- means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
  2.19    Plan -- means this Internap Network Services Corporation 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.
  2.20    Preexisting Plan -- means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective (a) Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) Internap Network Services Corporation 2002 Stock Compensation Plan, (c) Amended 1999 Equity

Incentive Plan, (d) 1999 Stock Incentive Plan for Non-Officers, (e) Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan.
  2.21    Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
  2.22    SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
  2.23    Stock -- means the common stock of the Company.
  2.24    Stock Appreciation Right -- means a right which is granted under § 8 to receive the appreciation in a share of Stock.
  2.25    Stock Appreciation Right Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.
  2.26    Stock Grant -- means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.
  2.27    Stock Grant Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.
  2.28    Stock Unit Grant -- means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of

Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.
  2.29    Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
  2.30    Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
§ 3.
SHARES AND GRANT LIMITS
  3.1      Shares Reserved .. There shall (subject to § 13) be reserved for issuance under this Plan (a) 20,000,000 shares of Stock plus (b) the number of shares of Stock which remained available for issuance under each Preexisting Plan (including any shares with respect to which options or other awards have been granted if the shares underlying such options or other awards have not been issued as of the effective date of this Plan); provided, however, (c) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs.
  3.2      Source of Shares . The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock

Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.
  3.3      Use of Proceeds . The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
  3.4      Grant Limits . No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 1,400,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 1,400,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $3,000,000. No more than 700,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.
  3.5      Preexisting Plan . No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under a Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan. Each Preexisting Plan is hereby made a part of this Plan so that the shares available for issuance under this Plan may be issued in connection with grants made under any Preexisting Plan.
§ 4.
EFFECTIVE DATE
  The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.
§ 5.
COMMITTEE
  This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-

competition provisions and other restrictive covenants which run in favor of the Company.
§ 6.
ELIGIBILITY
  Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.
§ 7.
OPTIONS
  7.1      Committee Action . The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period   which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.
  7.2      $100,000 Limit .. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
  7.3      Option Price . The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.
  7.4      Payment . The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.
  7.5      Exercise ..
(a)
Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

	(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or
	(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an

Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.
(b)
Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.
STOCK APPRECIATION RIGHTS
  8.1      Committee Action . The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time. The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
  8.2      Terms and Conditions ..
(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b)
Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.
(c)
Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

  8.3      Exercise . A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.
§ 9.
STOCK GRANTS
  9.1      Committee Action . The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. The Committee may appoint a delegate and authorize such delegate to make Stock Grants and Stock Unit Grants to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.
  9.2      Conditions ..

(a)
Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.
(b)
Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)
Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

  9.3      Dividends, Voting Rights and Creditor Status .
(a)
Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)
Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)
Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the

Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.
(d)
Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)
General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

  9.4      Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.
  9.5      Income Tax Deduction .
(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees

subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.
(b)
Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.
(c)
Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-

recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).
§ 10.
NON-TRANSFERABILITY
  No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.
SECURITIES REGISTRATION
  As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.
LIFE OF PLAN
  No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:
(1)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.
ADJUSTMENT
  13.1   Capital Structure . The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.
  13.2       Available Shares . If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
  13.3       Transactions Described in § 424 of the Code . If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

  13.4       Fractional Shares . If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.
§ 14.
CHANGE IN CONTROL
  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (“a Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant (collectively “Stock Awards”) outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the Stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose employment or service with the Company has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full and, if applicable, be exercisable for a reasonable period of time immediately prior to the effective date of the Corporate Transaction, subject to the transaction occurring, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event; provided, that (1) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the effective date of the Corporate Transaction, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded, and (2) a Corporate Transaction shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to § 409A of the Code only if the Corporate Transaction also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

§ 15.
AMENDMENT OR TERMINATION
  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Corporate Transaction which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.
§ 16.
MISCELLANEOUS
  16.1       Shareholder Rights . No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible

Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.
  16.2       No Contract of Employment . The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set   forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
  16.3       Withholding . Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.
  16.4       Construction . All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.
  16.5       Other Conditions . Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.
  16.6       Rule 16b-3 . The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
  16.7       Coordination with Employment Agreements and Other Agreements . If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.
  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

INTERNAP NETWORK SERVICES CORPORATION By:__________________________________ Date:______________________

C/O American Stock Transfer 59 Maiden Lane New York, NY 10038	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Internap Network Services Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Internap Network Services Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INTNP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNAP NETWORK SERVICES CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” EACH OF THE BELOW-LISTED PROPOSALS.
Vote On Directors

(1)
To elect three Directors to serve until the 2011 annual meeting and one Director to serve until the 2010 annual meeting and until their successors are elected and qualified, or until such Director’s earlier death, resignation or removal (except as indicated to the contrary on the right).
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

01) Eugene Eidenberg for a term to expire at the 2011 annual meeting
02) William Harding for a term to expire at the 2011 annual meeting
03) Daniel Stanzione for a term to expire at the 2011 annual meeting
04) Gary Pfeiffer for a term to expire at the 2010 annual meeting

		For	Against	Abstain
Vote On Proposals

(2)	To amend the Certificate of Incorporation;	☐	☐	☐
(3)	To increase the number of shares available for issuance pursuant to the Amended and Restated Internap Network Services Corporation 2005 Incentive Stock Plan by four million shares; and	☐	☐	☐
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the annual meeting and any and all adjournments thereof.

This Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is returned and no direction is provided by the undersigned stockholder, this Proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

Please indicate if you plan to attend the annual meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTERNAP NETWORK SERVICES CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS

Revocable Proxy	COMMON STOCK

The undersigned hereby appoints George Kilguss and Richard Dobb, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Network Services Corporation (the “Company”) that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 19, 2008, at 10:00 a.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by: (i) giving written notice to Corporate Secretary; (ii) executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date; or (iii) attending at the annual meeting and voting in person.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)